Exhibit 10.24.1

[Fairfield, CA]
[Hillsborough, NJ]
[Manahawkin, NJ]
[Ocoee, FL]
[Ontario, CA]
 [Port Orange, FL]
 [Torrington, CT]
 [Voorhees, NJ]
[Westminster, MD]
[Woodbridge, VA]

AMENDED AND RESTATED MASTER LEASE

among

HEALTH CARE PROPERTY INVESTORS, INC., and

WESTMINSTER HCP, LLC

as their interests may appear, as Lessor

AND

LH ASSISTED LIVING, LLC,

SUMMERVILLE AT COBBCO, INC.,

SUMMERVILLE AT HILLSBOROUGH, L.L.C.,

SUMMERVILLE AT OCOEE, INC.,

SUMMERVILLE AT PORT ORANGE, INC.,

SUMMERVILLE AT PRINCE WILLIAM, INC.,

SUMMERVILLE AT STAFFORD, L.L.C.,

SUMMERVILLE AT VOORHEES, L.L.C.,

AND SUMMERVILLE AT WESTMINSTER, INC.

collectively, as Lessee

Dated as of April 20, 2005

i

ARTICLE VIII.		27

8.1	Compliance with Legal and Insurance Requirements, Instruments, etc.	27

ARTICLE IX.		27

9.1	Maintenance and Repair	27
9.2	Encroachments, Restrictions, Mineral Leases, etc	28
9.3	Capital Projects	29
9.4	Inspections; Due Diligence Fee	30

ARTICLE X		31

10.1	Construction of Capital Additions to the Leased Property	31

ARTICLE XI.		31

11.1	Liens	31

ARTICLE XII.		31

12.1	Permitted Contests	31

ARTICLE XIII		32

13.1	General Insurance Requirements	32
13.2	Replacement Cost	33
13.2	Replacement Cost	33
13.3	Additional Insurance	33
13.4	Waiver of Subrogation	34
13.5	Policy Requirements	34
13.6	Increase in Limits	34
13.7	Blanket Policies and Policies Covering Muliple Locations	34
13.8	No Separate Insurance	34

ARTICLE XIV		35

14.1	Insurance Proceeds	35
14.2	Insured Casualty	35
14.3	Uninsured Casualty	36
14.4	No Abatement of Rent	36
14.5	Waiver	37

ARTICLE XIV		37

15.1	Condemnation	37

ARTICLE XVI		38

16.1	Events of Default	38
16.2	Certain Remedies	40
16.3	Damages	41
16.4	Receiver	42
16.5	Lessee's Obligation to Purchase	42
16.6	Waiver	42
16.7	Application of Funds	42
16.8	Facility Operating Deficiencies	42
16.9	Lessor's Right of Appraisal	44
16.10	Lessor's Security Interest	44

ARTICLE XVII.		45

17.1	Lessor's Right to Cure Lessee's Default	45

ARTICLE XVIII.		46

18.1	Purchase of the Leased Property; Rights of Lessee Prior to Closing.	46

ARTICLE XIX		47

19.1	Renewal Terms	47
19.2	Lessor's Rights of Renewal and Early Termination	47

ARTICLE XX		48

20.1	Holding Over	48

ARTICLE XXI		48

21.1	Letters of Credit	48
21.2	Times for Obtaining Letters of Credit	49
21.3	Amounts for Letters of Credit	49
21.4	Uses of Letters of Credit	49

ARTICLE XXII.		50

22.1	Risk of Loss	50

ARTICLE XXIII.		50

23.1	General Indemnification	50

ARTICLE XXIV		51

24.1	Transfers.	51

ARTICLE XXV.		60

25.1	Officer's Certificates and Financial Statements	60

ARTICLE XXVI		62

26.1	Lessor's Right to Inspect and Show the Leased Property	62

ARTICLE XXVII.		62

27.1	No Waiver	62

ARTICLE XXVIII		62

28.1	Remedies Cumulative	62

ARTICLE XXIX		63

29.1	Acceptance of Surrender	63

ARTICLE XXX		63

30.1	No Merger	63

ARTICLE XXXI		63

31.1	Conveyance by Lessor	63
31.2	New Lease	63

ARTICLE XXXII		65

32.1	Quiet Enjoyment	65

ARTICLE XXXIII		65

33.1	Notices	65

ARTICLE XXXIV		66

34.1	Appraiser	66

ARTICLE XXXV		66

35.1	Lessee’s Option to Purchase the Leased Property	66
35.2	Defaults	67
35.3	Escrow Provisions	69
35.4	Assurances	70

ARTICLE XXXVI		70

36.1	Lessor May Grant Liens	70
36.2	Attornment	71

ARTICLE XXXVII.		71

37.1	Hazardous Substances	71
37.2	Notices	71
37.3	Remediation	71
37.4	Indemnity	72
37.5	Environmental Inspection	73

ARTICLE XXXVIII.		73

38.1	Memorandum of Lease	73

ARTICLE XXXIX		73

39.1	Sale of Assets	73

ARTICLE XL		74

40.1	Subdivision	74

ARTICLE XLI		74

41.1	Authority	74

ARTICLE XLII		74

42.1	Attorneys' Fee	74

ARTICLE XLIII.		75

43.1	Brokers	75

ARTICLE XLIV.		75

44.1	Submission to Arbitration	75

ARTICLE XLV		76

45.1	Miscellaneous	76

ARTICLE XLVI.		81

46.1	Restatement of Original Leases	81
46.2	Original Guaranties	82

v

ARTICLE XLVII		82

47.1	Provisions Relating to Master Lease	82
47.2	Treatment of Lease	82

ARTICLE XLVIII.		82

48.1	Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit	82

Exhibits:

Exhibit A	Legal Description of the Land
Exhibit B	List of Lessor's Personal Property
Exhibit C	Description of Facilities and Certain Material Terms
Exhibit D	Form of Letter of Credit
Exhibit E	[Intentionally Omitted]
Exhibit F	Original Leases

AMENDED AND RESTATED MASTER LEASE

THIS AMENDED AND RESTATED MASTER LEASE ("Lease") is dated as of the 20th day of April, 2005 (the "Restatement Date"), and is among HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation, and WESTMINSTER HCP, LLC, a Delaware limited liability company (as their interests may appear, "Lessor") and LH ASSISTED LIVING, LLC, a Delaware limited liability company, SUMMERVILLE AT COBBCO, INC., a California corporation, SUMMERVILLE AT HILLSBOROUGH, L.L.C., a New Jersey limited liability company, SUMMERVILLE AT OCOEE, INC., a Delaware corporation, SUMMERVILLE AT PORT ORANGE, INC., a Delaware corporation, SUMMERVILLE AT PRINCE WILLIAM, INC., a Delaware corporation, SUMMERVILLE AT STAFFORD, L.L.C., a New Jersey limited liability company, SUMMERVILLE AT VOORHEES, L.L.C., a New Jersey limited liability company, and SUMMERVILLE AT WESTMINSTER, INC., a Maryland corporation (collectively, and jointly and severally, "Lessee").

ARTICLE I.

1.1    Leased Property; Term

Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor all of Lessor's rights and interests in and to the following with respect to each Facility (as defined below) (collectively the "Leased Property"):

(a)           the real property or properties described in Exhibit A attached hereto (collectively, the "Land");

(b)           all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind now or hereafter located on the Land including, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent Lessor has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures and Capital Additions funded by Lessor of each such Facility (collectively, the "Leased Improvements");

(c)            all easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively, the "Related Rights");

(d)            all equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures"); and

(e)             the machinery, equipment, furniture and other personal property described on Exhibit B attached hereto, together with all replacements and substitutes therefor (collectively, "Lessor's Personal Property").

SUBJECT, HOWEVER, to the easements, encumbrances, covenants, conditions and restrictions and other matters which affect the Leased Property of each Facility as of (a) with respect to the Group 1 Facilities and Group 2 Facilities, the Original Lease Commencement Date and (b) with respect to the Group 3 Facilities, the Restatement Date, with respect to each portion of the Leased Property of such Facility or which are created thereafter as permitted under the Original Leases or hereunder to have and to hold for (1) a fixed term with respect to each Facility (with respect to each Facility, the "Fixed Term") commencing on the Restatement Date and ending at 11:59 p.m. Los Angeles time on the applicable Expiration Date (as defined below), and (2) the Extended Terms provided for in Article XIX unless this Lease is earlier terminated as hereinafter provided.

ARTICLE II.

2.1             Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable; (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease; (iv) the word "including" shall have the same meaning as the phrase "including, without limitation," and other similar phrases; and (v) the words "herein," "hereof' and "hereunder" and other similar words refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

Additional Charges: As defined in Article III.

Affiliate: Any Person which, directly or indirectly (including through one or more intermediaries), controls or is controlled by or is under common control with any other Person, including any Subsidiary of a Person. For purposes of this definition, the definition of "Controlling Person" below, and Article XXIV below, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests. Without limiting the generality of the foregoing, when used with respect to any corporation, the term "Affiliate" shall also include (i) any Person which owns, directly or indirectly (including through one or more intermediaries), Fifty Percent (50%) or more of any class of voting security or equity interests of such corporation, (ii) any Subsidiary of such corporation and (iii) any Subsidiary of a Person described in clause (i).

Allocated Initial Investment: With respect to each Facility, the "Allocated Initial Investment" allocated to such Facility as set forth on Exhibit C attached hereto.

Allocated Minimum Rent: With respect to each Facility, the amount of Minimum Rent allocated to such Facility as set forth on Exhibit C attached hereto (subject to increase as set forth in Article III).

Allocated Value: As defined in the definition of Transfer Consideration in this Article II and as further determined in accordance with the appraisal procedures set forth in Article XXXIV.

Annual Minimum Capital Project Amount: With respect to each Group 3 Facility, during each Lease Year with respect to such Group 3 Facility, the following amounts:

(i)            With respect to the Hillsborough Facility, Thirty Thousand Eight Hundred Dollars ($30,800.00).

(ii)            With respect to the Manahawkin Facility, Thirty Thousand Eight Hundred Dollars ($30,800.00).

(iii)            With respect to the Ocoee Facility, Thirty-Four Thousand Dollars ($34,000.00).

(iv)            With respect to the Port Orange Facility, Thirty-Four Thousand Dollars ($34,000.00).

(v)            With respect to the Torrington Facility, Twenty-Seven Thousand Two Hundred Dollars ($27,200.00).

Notwithstanding the foregoing, Lessor and Lessee acknowledge that the initial Annual Minimum Capital Project Amount for each Group 3 Facility represents an amount equal to (A) the number of licensed units located at such Group 3 Facility times (B) Four Hundred Dollars ($400.00). In the event that the number of licensed units for any Group 3 Facility is increased or decreased in accordance with the terms of this Lease, the Allocated Minimum Capital Project Amount for such Group 3 Facility shall be increased, or decreased, as applicable, by an amount equal to (1) the number of such licensed units increased or decreased at such Group 3 Facility times (2) Four Hundred Dollars ($400.00).

Annual Minimum Capital Project Amount Overage: With respect to each Group 3 Facility for any Lease Year, an amount equal to (i) the sum of (a) the Capital Project Costs incurred and paid by Lessee in funding Capital Projects for each Group 3 Facility in the immediately preceding two (2) Lease Years and for which Lessor has received paid invoices, receipts or other commercially reasonable evidence or supporting information as is customary to evidence such expenditures, verifying the cost and payment of funding such Capital Projects, and an Officer's Certificate certifying that the applicable item(s) of Capital Projects have been completed, less (b) the amounts disbursed by Lessor to Lessee from any Replacement Reserve on account of such Capital Projects to such Group 3 Facility in accordance with the terms of Section 9.3.1, in excess of (ii) the Annual Minimum Capital Project Amount for such Group 3 Facility for such prior two (2) Lease Year period.

Appraiser: As defined in Article XXXIV.

Appreciation Amount: With respect to any Group 1 Facility, the Fair Market Value of such Facility less the Minimum Repurchase Price for such Facility.

Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

Bankruptcy Code: The United Stated Bankruptcy Code (11 U.S.C. § 101 et seq.), and any successor statute or legislation thereto.

Base Period: The period commencing on that date which is eighteen (18) months prior to the date any appraisal of any Facility is made pursuant to the provisions of Article XXXIV and ending on the date which is six (6) months prior to the date any such appraisal of such Facility is made.

BLS: Bureau of Labor Statistics, U.S. Department of Labor.

Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

Capital Additions: With respect to any Facility, one or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements of such Facility, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land of such Facility, during the Term, including construction of a new wing or new story, or the renovation of existing improvements on the Leased Property of such Facility in order to provide a functionally new facility needed to provide services not previously offered in such Facility.

Capital Addition Costs: The costs of any Capital Addition made to the Leased Property whether paid for by Lessee or Lessor, including (i) all permit fees and other costs imposed by any governmental authority, the cost of site preparation, the cost of construction including materials and labor, the cost of supervision and related design, engineering and architectural services, the cost of any fixtures, and if and to the extent approved by Lessor, the cost of construction financing; (ii) fees paid to obtain necessary licenses and certificates; (iii) if and to the extent approved by Lessor in writing and in advance, the cost of any land contiguous to the Leased Property which is to become a part of the Leased Property purchased for the purpose of placing thereon the Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same; (iv) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction; (v) the cost of title insurance; (vi) reasonable fees and expenses of legal counsel; (vii) filing, registration and recording taxes and fees; (viii) documentary stamp and similar taxes; and (ix) all reasonable costs and expenses of Lessor and any Person which has committed to finance the Capital Addition, including (a) the reasonable fees and expenses of their respective legal counsel; (b) printing expenses; (c) filing, registration and recording taxes and fees; (d) documentary stamp and similar taxes; (e) title insurance charges and appraisal fees; (f) rating agency fees; and (g) commitment fees charged by any Person advancing or offering to advance any portion of the financing for such Capital Addition.

Capital Project: Repairs and replacements to the Leased Property, or any portion thereof, which are categorized under GAAP as a capital expense and not as an operating expense; provided, however, that in no event shall the term "Capital Project" be deemed to include any Capital Additions.

Capital Project Costs: All out-of-pocket costs reasonably incurred by Lessee in connection with a Capital Project, excluding, however, any amounts that are financed by Lessee and secured by a lien on the Personal Property relating thereto.

Cash Flow: With respect to each Facility, the net income from such Facility, determined on the basis of GAAP applied on a consistent basis, plus the sum of (i) depreciation and amortization expense; plus (ii) Allocated Minimum Rent payable hereunder for such Facility; plus (iii) management fees for such Facility; less the sum of (y) a management fee allowance of Five Percent (5%) of Gross Revenues for such Facility during the corresponding period plus (z) an annual Two Hundred Dollar ($200) per unit reserve for maintenance and other contingent expenses for such Facility, pro-rated for the corresponding period.

Cash Flow Coverage: With respect to each Facility, for any period, calculated as of the last day of the period, the ratio of Cash Flow for such Facility attributable to such period to the total Allocated Minimum Rent payable for such period under this Lease.

Close of Escrow: As defined in Article )00(V.

Code: The Internal Revenue Code of 1986, as amended.

Commercial Occupancy Arrangement: Any commercial (as opposed to resident or patient) Occupancy Arrangement.

Collateral: As defined in Section 16.10.1.

Condemnation: The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

Consolidated Financials: For any fiscal year or other accounting period for any Person and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP.

Consolidated Net Worth: At any time, the sum of the following for any Person and its consolidated Subsidiaries, on a consolidated basis determined in accordance with GAAP:

(i)            the amount of capital or stated capital (after deducting the cost of any shares held in its treasury), plus

(ii)            the amount of capital surplus and retained earnings (or, in the case of a capital surplus or retained earnings deficit, minus the amount of such deficit), minus

(iii)            the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (a) unamortized debt discount and expense; and (b) any write-up in book value of assets resulting from a revaluation thereof subsequent to the most recent Consolidated Financials prior to the date hereof, excluding, however, any (i) net write-up in value of foreign currency in accordance with GAAP, (ii) write-up resulting from a reversal of a reserve for bad debts or depreciation, and (iii) write-up resulting from a change in methods of accounting for inventory.

Controlling Person: Any (i) Person(s) which, directly or indirectly (including through one or more intermediaries), controls Lessee and would be deemed an Affiliate of Lessee, including any partners, shareholders, principals, members, trustees and/or beneficiaries of any such Person(s) to the extent the same control Lessee and would be deemed an Affiliate of Lessee, and (ii) Person(s) which controls, directly or indirectly (including through one or more intermediaries), any other Controlling Person(s) and which would be deemed an Affiliate of any such Controlling Person(s).

Cost of Living Index: The Consumer Price Index for All Urban Consumers, U.S. City Average (1982-1984 = 100), published by the BLS, or such other renamed index. If the BLS changes the publication frequency of the Cost of Living Index so that a Cost of Living Index is not available to make a cost-of-living adjustment as specified herein, the cost-of-living adjustment shall be based on the percentage difference between the Cost of Living Index for the closest preceding month for which a Cost of Living Index is available and the Cost of Living Index for the comparison month as required by this Lease. If the BLS changes the base reference period for the Cost of Living Index from 1982-84 = 100, the cost-of-living adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS. If the BLS otherwise substantially revises, or ceases publication of the Cost of Living Index, then a substitute index for determining cost-of-living adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably selected by Lessor.

County: The County or Township in which the Leased Property is located.

CPI Increase: The percentage increase, if any, in (i) the Cost of Living Index published for the month which is two (2) months prior to the commencement of the applicable Lease Year, over (ii) the Cost of Living Index published for the month which is fourteen (14) months prior to the commencement of the applicable Lease Year.

Date of Taking: The date the Condemnor has the right to possession of the property being condemned.

Deeds: As defined in the Group 3 Facility Contract of Acquisition.

Environmental Costs: As defined in Article XXXVII.

Environmental Laws: Environmental Laws shall mean any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees, judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, clean-up, transportation or regulation of any Hazardous Substance, including the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

Escrow: As defined in Article XXXV.

Escrow Holder: As defined in Article XXXV.

Event of Default: As defined in Article XVI.

Expiration Date: With respect to each Facility, the expiration date set forth on Exhibit C attached hereto.

Extended Term(s): With respect to each Facility, as defined in Article XIX and set forth on Exhibit C attached hereto.

Facility: Each facility being (and to be) operated or proposed to be operated on, the Leased Property and any Capital Additions, as more particularly described on Exhibit C  attached hereto.

Facility Mortgage: As defined in Article XIII.

Facility Mortgagee: As defined in Article XIII.

Facility Operating Deficiency: A deficiency in the conduct of the operation of any Facility which, in the reasonable determination of Lessor, if not corrected within a reasonable time, would have the likely effect of jeopardizing such Facility's licensure or certification under government reimbursement programs.

Fair Market Rental:

(a)            With respect to the Group 1 Facilities, the higher of the following (including any appropriate periodic escalations therein) determined in accordance with the appraisal procedures set forth in Article XXXIV and this definition: (i) the fair market rental value of the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, based upon the greater of (A) the Minimum Repurchase Price for such Facility and (B) Lessor's Shared Appreciation Purchase Price for such Facility, multiplied by the then current lease rate available in the open market for sale-leaseback transactions of similar facilities, and (ii) the fair market rental value of the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, assuming the same is exposed on the open market at the time of the appraisal and taking into account, among other relevant factors, the income generated from the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, but specifically excluding brokerage commissions and other similar payments by Lessor that do not directly inure to the benefit of lessees.

(b)            With respect to the Group 2 Facilities and Group 3 Facilities, the higher of the following (including any appropriate periodic escalations therein) determined in accordance with the appraisal procedures set forth in Article XXXIV and this definition: (i) the fair market rental value of the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, based upon the Fair Market Value thereof multiplied by the then current lease rate available in the open market for sale-leaseback transactions of similar facilities, and (ii) the fair market rental value of the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, assuming the same is exposed on the open market at the time of the appraisal and taking into account, among other relevant factors, the income generated from the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, but specifically excluding brokerage commissions and other Lessor payments that do not directly inure to the benefit of lessees.

Fair Market Value: With respect to each Facility, the fair market value of the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, determined in accordance with the appraisal procedures set forth in Article XXXIV and this definition. Fair Market Value shall be the higher value obtained by assuming that the Leased Property and all Capital Additions of such Facility is either unencumbered by this Lease or encumbered by this Lease. Fair Market Value shall also be the higher value obtained by valuing the Leased Property and all Capital Additions of such Facility for their highest and best use or as a fully-permitted Facility operated in accordance with the provisions of this Lease. In addition, the following specific matters shall be factored in or out, as appropriate, in determining Fair Market Value:

(i)            The negative value of (a) the cost of any maintenance or other items of repair or replacement of the Leased Property or any Capital Additions of such Facility reasonably required to restore such Leased Property or Capital Additions to the condition required pursuant to Section 9.1.1 below, (b) any then current or prior licensure or certification violations and/or admissions holds and (c) any other breach or failure of Lessee to perform or observe its obligations hereunder shall not be taken into account; rather, the Leased Property and all Capital Additions of such Facility, and every part thereof, shall be deemed to be in the condition required by this Lease (i.e., good order and repair) and Lessee shall at all times be deemed to have operated such Facility in compliance with and to have performed all obligations of the Lessee under this Lease.

(ii)            The occupancy level of the applicable Facility shall be deemed to be the greatest of (a) the occupancy level as of the date any appraisal of such Facility is performed in accordance with the provisions of Article XXXIV, (b) the average occupancy level during the Base Period, or (c) the average occupancy level for facilities similar to such Facility in the same general geographic area as of the date any appraisal of such Facility is performed in accordance with the provisions of Article XXXIV.

(iii)            If the applicable Facility's Primary Intended Use includes a mixed use, then whichever of the following produces the highest positive value shall be taken into account: (a) the resident mix, patient mix, case mix, and/or diagnostic related group or acuity mix, as applicable, as of the date any appraisal of such Facility is performed in accordance with the provisions of Article XXXIV, (b) the average of such mix during the Base Period, or (c) the average of such mix for facilities similar to such Facility in the same general geographic area as of the date any appraisal of such Facility is performed in accordance with the provisions of Article XXXIV.

Finally, in determining Fair Market Value in connection with a sale or transfer of the Leased Property and all Capital Additions of any Facility to Lessee pursuant to the terms of this Lease, the positive or negative effect on the value of the Leased Property and all Capital Additions of such Facility attributable to such factors as the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance placed thereon by Lessor which will not be removed at or prior to the date of such sale or transfer shall be taken into account.

Fairfield Facility: That certain Facility located in Fairfield, California.

Fixed Term: As defined in Article I.

Fixtures: With respect to each Facility, the Fixtures (as defined in Article I) of such Facility.

GAAP: Generally accepted accounting principles.

Gross Revenues: With respect to each Facility, all revenues received or receivable from or by reason of the operation of such Facility or any other use of the Leased Property of such Facility, Lessee's Personal Property and all Capital Additions, including all revenues received or receivable for the use of or otherwise attributable to units, rooms, beds and other facilities provided, meals served, services performed (including ancillary services), space or facilities subleased or goods sold on or from the Leased Property and all Capital Additions of such Facility; provided, however, that Gross Revenues shall not include:

(i)            bad debt in accordance with GAAP;

(ii)            non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business; and

(iii) federal, state or local excise taxes and any tax based upon or measured by such revenues, where any such federal, state or local excise tax is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately.

Gross Revenues for each Lease Year of such Facility shall include all cost report settlement amounts received in or payable during such Lease Year in accordance with GAAP relating to health care accounting, regardless of the year that such settlement amounts are applicable to; provided, however, that to the extent settlement amounts are applicable to years, or portions thereof, prior to the Restatement Date, such settlement amounts shall not be included in Gross Revenues for the Lease Year of such Facility in which such settlement amounts are received or paid. Gross Revenues shall also include the Gross Revenues of any Occupant under a Commercial Occupancy Arrangement, i.e., the Gross Revenues generated from the operations conducted on or from such subleased, licensed or other used or occupied portion of the Leased Property and all Capital Additions of such Facility shall be included directly in the Gross Revenues; provided, however, that the rent received or receivable by Lessee from or under such Commercial Occupancy Arrangement shall be excluded from Gross Revenues for such purpose.

Group 1 Facilities: Each of those Facilities identified as a Group 1 Facility on Exhibit C attached hereto.

Group 2 Facilities: Each of those Facilities identified as a Group 2 Facility on Exhibit C attached hereto.

Group 3 Facilities: Each of those Facilities identified as a Group 3 Facility on Exhibit C attached hereto.

Group 3 Facility Contract of Acquisition: The agreement of even date herewith by and between Lessor and Lessee, or Lessee's Affiliate(s), relative to the acquisition by Lessor of the Leased Property of the Group 3 Facilities.

Group 3 Facility Escalator: With respect to the Group 3 Facilities for any given Lease Year, an amount equal to the greater of (i) Seventy-Five Percent (75%) the applicable CPI Increase and (ii) Two and Three-Quarters Percent (2.75%).

Group 3 Facility Purchase Price: With respect to each Group 3 Facility, the sum of (a) the Minimum Repurchase Price for such Group 3 Facility, plus (b) an amount which, upon the closing, equals an annually compounded return equal to Three Percent (3%) per year on the Allocated Initial Investment for such Group 3 Facility accruing from and after the Restatement Date and any Capital Addition Costs funded by Lessor for such Group 3 Facility accruing from and after the date of funding.

Group 3 Facility Put Event Price: With respect to any Group 3 Facility, the sum of (a) the Minimum Repurchase Price for such Group 3 Facility, plus (b) an amount which, upon the closing, equals an annually compounded return equal to the Group 3 Facility Escalator per year on the Allocated Initial Investment for such Group 3 Facility accruing from and after the Restatement Date and any Capital Addition Costs funded by Lessor for such Group 3 Facility accruing from and after the date of funding.

Guarantor.             Guarantor: Summerville Senior Living, Inc., a Delaware corporation.

Guaranty: The Guaranty of Obligations of even date herewith executed by

Handling: As defined in Article XXXVII.

Hazardous Substances: Collectively, any petroleum, petroleum product or byproduct or any substance, material or waste regulated or listed pursuant to any Environmental Law.

HCP: Health Care Property Investors, Inc., a Maryland corporation. Hillsborough Facility: That certain Facility located in Hillsborough, New Jersey.

Impositions: Collectively, all taxes, including capital stock, franchise and other state taxes of Lessor (and, if Lessor is not HCP, of HCP as a result of its investment in Lessor), ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes; assessments including assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term; ground rents; water, sewer and other utility levies and charges; excise tax levies; fees including license, permit, inspection, authorization and similar fees; and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property, any Capital Additions and/or the Rent and all interest and penalties thereon attributable to any failure in payment by Lessee which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lessor or Lessor's interest in the Leased Property or any Capital Additions, (ii) the Leased Property, any Capital Additions or any parts thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property, any Capital Additions or the leasing or use of the Leased Property, any Capital Additions or any parts thereof; provided, however, that nothing contained in this Lease shall be construed to require Lessee to pay (a) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person, (b) any transfer, or net revenue tax of Lessor or any other Person except Lessee and its successors, (c) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property, any Capital Additions or the proceeds thereof, or (d) except as expressly provided elsewhere in this Lease, any principal or interest on any indebtedness on the Leased Property for which Lessor is the obligor, except to the extent that any tax, assessment, tax levy or charge, of the type described in any of clauses (a), (b), (c) or (d) above is levied, assessed or imposed in lieu of or as or as a substitute for any tax, assessment, levy or charge which is otherwise included in this definition of an "Imposition."

Insurance Requirements: The terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

Intangible Property: With respect to each Facility, all accounts, proceeds of accounts, rents, profits, income or revenues derived from the use of rooms or other space within the Leased Property of such Facility or the providing of services in or from the Leased Property and all Capital Additions of such Facility; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, causes of action, now owned or hereafter acquired by Lessee (including any right to any refund of any Impositions) arising from or in connection with Lessee's operation or use of the Leased Property and all Capital Additions of such Facility; all licenses and permits now owned or hereinafter acquired by Lessee, which are necessary or desirable for Lessee's use of the Leased Property and all Capital Additions of such Facility for its Primary Intended Use, including, if applicable, any certificate of need or similar certificate; the right to use any trade name or other name associated with such Facility (excluding, however, the name "Summerville"); and any and all third-party provider agreements (including Medicare and Medicaid).

Land: With respect to each Facility, the Land (as defined in Article I) relating to such Facility.

Lease: As defined in the preamble.

Lease Year:

(a)            With respect to the Group 1 Facilities and Group 2 Facilities, the first Lease Year for such Facilities shall be the period commencing on the Restatement Date and ending on the day immediately prior to the next occurring Lease Year Reference Date, and each subsequent Lease Year for such Facilities shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year; provided, however, that the last Lease Year for any Group 1 Facility or Group 2 Facility during the Term may be a period of less than twelve (12) full calendar months and shall end on the last day of the Term for such Facility.

(b)            With respect to the Group 3 Facilities, the first Lease Year for such Facilities shall be the period of twelve (12) full calendar months from and after the Restatement Date, unless the Restatement Date is a day other than the first (1st) day of a calendar month, in which case the first Lease Year for such Facilities shall be the period commencing on the Restatement Date and ending on the last day of the eleventh (11th) month following the month in which the Restatement Date occurs and each subsequent Lease Year for such Facilities shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year; provided, however, that the last Lease Year for any Group 3 Facility during the Term may be a period of less than twelve (12) full calendar months and shall end on the last day of the Term for such Facility.

Lease Year Reference Date: With respect to each Group 1 Facility and Group 2 Facility, the Lease Year Reference Date set forth on Exhibit C attached hereto.

Leased Improvements: With respect to each Facility, the Leased Improvements (as defined in Article I) of such Facility.

Leased Property: With respect to each Facility, the Leased Property (as defined in Article I) of such Facility.

Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws (including common law and Environmental Laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions, including those affecting any of the Leased Property, Lessee's Personal Property and all Capital Additions or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property, Lessee's Personal Property and all Capital Additions, (ii) in any way adversely affect the use and enjoyment thereof, or (iii) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance.

Lessee: As defined in the preamble.

Lessee's Personal Property: With respect to each Facility, the Personal Property other than Lessor's Personal Property, allocable or relating to such Facility.

Lessor: As defined in the preamble.

Lessor's Personal Property: With respect to each Facility, Lessor's Personal Property (as defined in Article I) allocable or relating to such Facility.

Lessor's Preferred Appreciation Amount: With respect to each Group 1 Facility, an amount which, upon the closing, equals an annually compounded return equal to Two and Fifty One-Hundredths Percent (2.50%) per year on the sum of (i) the Allocated Initial Investment accruing from and after the applicable Original Lease Commencement Date for such Group 1 Facility and (ii) all other Capital Addition Costs funded by Lessor for such Group 1 Facility accruing from and after the date of funding.

Lessor's Shared Appreciation Amount: With respect to each Group 1 Facility, an amount equal to (i) Lessor's Preferred Appreciation Amount plus (ii) Fifty Percent (50%) of the sum of (a) the Appreciation Amount, less (b) Lessor's Preferred Appreciation Amount.

Lessor's Shared Appreciation Purchase Price: With respect to each Group 1 Facility, an amount equal to the Minimum Repurchase Price plus Lessor's Shared Appreciation Amount.

Letter of Credit Amount: As defined in Section 21.3.

Letter of Credit Date: As defined in Section 21.2.

Manahawkin Facility: That certain Facility located in Manahawkin, New Jersey. Master Sublease: As defined in Article XXIV.

Minimum Rent: The sum of Allocated Minimum Rent for all of the Facilities.

Minimum Repurchase Price: At any given time with respect to a Facility, the sum of (i) the Allocated Initial Investment for such Facility plus (ii) all Capital Addition Costs funded by Lessor for such Facility.

New Lease: As defined in Section 31.2.1.

New Lease Effective Date: As defined in Section 31.2.1.

Occupancy Arrangement: Any sublease, license or other arrangement with a Person for the right to use, occupy or possess any portion of the Leased Property and/or any Capital Additions.

Occupant: Any Person under an Occupancy Arrangement.

Ocoee Facility: That certain Facility located in Ocoee, Florida.

Officer's Certificate: A certificate of Lessee signed by an officer authorized to so sign by its board of directors, by-laws or equivalent governing documents or managers.

Ontario Facility: That certain Facility located in Ontario, California.

Opening Deposit: As defined in Article XXXV.

Original Guaranties: Collectively, (i) that certain Guaranty of Obligations dated November 5, 1997 by Granger Cobb and Tina Cobb in favor of Lessor, (ii) that certain Guaranty of Obligations dated November 13, 1997 by Granger Cobb and Tina Cobb in favor of Lessor, (iii) that certain Guaranty of Obligations dated June 20, 1997 by Summerville Healthcare Group, Inc. in favor of Lessor, (iv) that certain Guaranty of Obligations dated February 11, 1998 by Summerville Healthcare Group, Inc. in favor of Lessor, (v) that certain Guaranty of Obligations dated May 26, 1998 by Summerville Healthcare Group, Inc. in favor of Lessor and (vi) that certain Guaranty of Obligations dated September 1, 1998 by Summerville Healthcare Group, Inc. in favor of Lessor.

Original Lease Commencement Date. With respect to each Group 1 Facility and Group 2 Facility, the "Original Lease Commencement Date" as defined in the applicable Original Lease and as set forth on Exhibit C  attached hereto.

Original Leases: Those certain leases described in Exhibit F attached hereto.

Outside Closing Date: As defined in Article XXXV.

Overdue Rate: On any date, a rate equal to Two Percent (2%) above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

Payment Date: Any due date for the payment of the installments of Minimum Rent or any other sums payable under this Lease.

Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

Personal Property: With respect to each Facility, all machinery, furniture and equipment, including phone systems and computers, trade fixtures, inventory, supplies and other personal property used or useful in the use of the Leased Property and any Capital Additions of such Facility for its Primary Intended Use, other than Fixtures.

Port Orange Facility: That certain Facility located in Port Orange, Florida.

Primary Intended Use: With respect to each Facility, the "Primary Intended Use" as set forth on Exhibit C attached hereto.

Prime Rate: On any date, a rate equal to the annual rate on such date announced by the Bank of New York to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Bank of New York discontinues its use of such prime, base or reference rate or ceases to exist, Lessor shall designate the prime, base or reference rate of another state or federally chartered bank based in New York to be used for the purpose of calculating the Prime Rate hereunder.

Prohibited Area: With respect to each Facility, the "Prohibited Area" as set forth on Schedule 7.4.1 attached hereto.

Put Event: An Event of Default hereunder pursuant to any of Sections 16.1(a) (arising out of any material default under any such other lease or other agreement or instrument), 16.1(c), 16.1(e) (arising out of (i) a breach or default by Lessee during the Term of any of its obligations or covenants pursuant to Sections 7.2.1, 7.2.2, 7.2.3, 7.2.5, 7.4, 37.1 or 37.2 or (ii) any other failure of Lessee to obtain and maintain all material licenses, permits and other authorizations to use and operate any Facility for its Primary Intended Use in accordance with all Legal Requirements), 16.1(j), 16.1(k) (arising out of a breach of any material representation or warranty of Lessee or any Guarantor in any such document), 16.1(1) and/or 16.1(o). Notwithstanding that Lessor and Lessee have specifically defined a "Put Event" for the limited purpose of setting forth the circumstances under which Lessor shall be entitled to the remedy set forth in Section 16.5, in no event shall this definition derogate the materiality of any other Event of Default (including any Event of Default which does not constitute a Put Event) or otherwise limit Lessor's rights and remedies upon the occurrence of any such Event of Default, including those rights and remedies set forth in Sections 16.2, 16.3, 16.4, 16.8, 16.9 and/or 16.10.

Renewal Group: Those Facilities identified in the aggregate as a Renewal Group on Exhibit C attached hereto.

Rent: Collectively, the Minimum Rent and Additional Charges.

Replacement Reserve: As defined in Section 9.3.

Restatement Date: As defined in the preamble.

Sale of Business: A Transfer of the type described in any of clauses (iv), (v) or (vi) of Section 24.1 below, unless such Transfer involves only the stock and/or assets of Lessee and Lessee has no substantial assets other than its interests in (a) the Leased Property and any Capital Additions pursuant to this Lease, (b) the business and operations on the Leased Property and any Capital Additions and (c) Lessee's Personal Property.

SEC: Securities and Exchange Commission.

Separated Property: As defined in Section 31.2.

Shareholder's Equity: With respect to any Person, the shareholder's equity of such Person determined on a consolidated basis in accordance with GAAP.

State: With respect to each Facility, the State or Commonwealth in which the Leased Property for such Facility is located.

Subsidiaries: Corporations, partnerships, limited liability companies, business trusts or other legal entities with respect to which a Person owns, directly or indirectly (including through one or more intermediaries), more than 50% of the voting stock or partnership, membership or other equity interest, respectively.

Term: Collectively, the Fixed Term and any Extended Term(s), as the context may require, unless earlier terminated.

Torrington Facility: That certain Facility located in Torrington, Connecticut.

Transaction Documents: Collectively, this Lease, the Group 3 Facility Contract of Acquisition, the Deeds, and the Guaranty.

Transfer: As defined in Article XXIV.

Transfer Consideration: With respect to any Transfer constituting a Master Sublease of a Transfer Consideration Facility (other than a Master Sublease entered into in connection with a Sale of Business), "Transfer Consideration" shall mean Fifty Percent (50%) of the positive difference, if any, between the Fair Market Rental and the Allocated Minimum Rent payable by Lessee under this Lease determined on a monthly basis with respect to such Transfer Consideration Facility, prorating such Minimum Rent, as appropriate, if less than all of the applicable Transfer Consideration Facility is Master Subleased. Fifty Percent (50%) of the difference shall be paid by Lessee to Lessor monthly when the Allocated Minimum Rent is due for such Transfer Consideration Facility; provided, however, that in no event shall the total Transfer Consideration to which Lessor is entitled in connection with any such Master Sublease exceed the total consideration given directly or indirectly (including through one or more intermediaries) to Lessee, to any Controlling Person(s) or to any other Person in exchange for, in connection with, related to or arising out of the transaction(s) as to which such Master Sublease is a part. With respect to any other Transfer relating to any Transfer Consideration Facility (i.e., a Transfer other than pursuant to a Master Sublease, but including a Master Sublease which is part of a Sale of Business) "Transfer Consideration" shall mean Fifty Percent (50%) of the sum of (a) any and all consideration given directly or indirectly (including through one or more intermediaries) to Lessee, to any Controlling Person(s) or to any other Persons in exchange for, in connection with, related to or arising out of such Transfer, less (b) the Net Book Value Adjustment (as hereinafter defined); provided, however, that if such Transfer constitutes a Sale of Business or is a Master Sublease of any Transfer Consideration Facility entered into in connection with a Sale of Business, then "Transfer Consideration" shall mean Fifty Percent (50%) of the Allocated Value (as hereinafter defined) of the sum of (i) any and all suchconsideration given directly or indirectly (including through one or more intermediaries) to Lessee, to any Controlling Person(s) or to any other Person in exchange for, in connection with, related to or arising out of such Sale of Business, less (ii) the Net Book Value Adjustment. As used herein, the term "Net Book Value Adjustment" shall mean the book value of any cash or cash equivalents, receivables and any other tangible assets of Lessee or of any Controlling Person(s) or other transferor(s), as the case may be, being transferred, conveyed or sold, directly or indirectly, in connection with such Transfer or Sale of Business, as the case may be, net of any liabilities relating to such transferred assets being assumed, directly or indirectly, by the transferee in connection with such Transfer (e.g., accounts payable, accrued vacation, equipment leases, etc., but specifically excluding, without limitation, the obligations under this Lease), all as determined in accordance with GAAP. As used herein, the term "Allocated Value" shall mean the sum of clauses (i) and (ii) above allocated to the Leased Property of the applicable Transfer Consideration Facility, any Capital Additions and Lessee's operations thereon (including any and all business, enterprise and goodwill value), determined by the appraisal procedures set forth in Article XXXIV and based upon (x) the present value of the then current earnings before interest, taxes, depreciation, amortization and rents (including Rents under this Lease) ("EBITDAR") of the applicable Transfer Consideration Facility over the remaining Term of this Lease with respect to such Transfer Consideration Facility (taking into account any unexercised Extended Term(s)), less the present value of the remaining Allocated Minimum Rent to be paid under this Lease for such Transfer Consideration Facility for such period(s), as compared to (y) the sum of the following with respect to all operations being transferred, conveyed or sold, directly or indirectly, in connection with a Sale of Business: (1) with respect to all operations conducted at leased facilities (including the applicable Transfer Consideration Facility), the present value of the then current EBITDAR of all such operations over the remaining terms of all such leases (taking into account any unexercised extension options thereunder), less the present value of the remaining rents to be paid under such leases for such period(s), and (2) with respect to any operations conducted at owned facilities, the EBITDAR of such operations capitalized at the appropriate market capitalization rate, less debt which is being assumed, directly or indirectly, by the transferee (taking into account the positive or negative value of such assumed debt attributable to the interest rate, amortization schedule, maturity date, prepayment penalties and other relevant terms thereof). As used herein, the term "consideration" shall mean and include money, services, property and other things of value, including payment of costs, cancellation or forgiveness of indebtedness, discounts, rebates, barter and the like. For purposes of Section 24.1.2.2 and the payment of Transfer Consideration to Lessor as provided in this Lease, if any such consideration given in exchange for, in connection with, related to or arising out of such Transfer is in a form other than cash (such as in kind, equity interests, indebtedness, earn-outs or other deferred payments, consulting or management fees, etc.), Lessor shall be entitled to receive the applicable Transfer Consideration on account thereof in cash based upon the present fair market value of such consideration at the time of the Transfer. Notwithstanding anything to the contrary contained in this Lease, Lessee shall have no obligation to pay Transfer Consideration in connection with any Transfer relating to any Facility that is not a Transfer Consideration Facility. Lessee acknowledges and agrees that the terms under which Lessor is entitled to the payment of Transfer Consideration pursuant to this Lease and the amount thereof has been freely negotiated and represents a fair and equitable division with Lessor of the consideration payable in connection with a Transfer taking into account, among other things, Lessor's investment in the Leased Property, the terms of this Lease and the inherent risks of owning and leasing real property.

Transfer Consideration Facilities: Each of those Facilities identified as a Transfer Consideration Facility on Exhibit C attached hereto.

Unsuitable for Its Primary Intended Use: With respect to each Facility, a state or condition of such Facility such that by reason of damage or destruction or Condemnation, in the good faith judgment of Lessor, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use.

ARTICLE III.

3.1            Rent. From and after the Restatement Date, Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset or deduction, the amounts set forth hereinafter as Minimum Rent during the Term. Payments of Minimum Rent shall be made by wire transfer of funds initiated by Lessee to Lessor's account or to such other Person as Lessor from time to time may designate in writing, in advance on or before the first day of each calendar month.

3.1.1    Minimum Rent.

(a)            Subject to upward adjustments as provided in subsections (b), (c) and (d) below, for the period from the Restatement Date through the expiration of the first Lease Year, Lessee shall pay to Lessor as monthly "Allocated Minimum Rent" for each Facility the amounts allocated to and set forth opposite such Facility on Exhibit C  attached hereto and incorporated herein by this reference. The first monthly payment of Allocated Minimum Rent for each Facility shall be payable on the Restatement Date (prorated as to any partial calendar month at the beginning of the Term).

(b)            With respect to the Group 1 Facilities, commencing upon the expiration of the first Lease Year for such Group 1 Facilities and upon the expiration of each Lease Year thereafter during the Term for such Group 1 Facilities (i.e., including the Extended Term), the monthly Allocated Minimum Rent in effect as of the expiration of the immediately preceding Lease Year for such Group 1 Facilities shall be increased by an amount equal to one-twelfth (1/12th) of the product of (i) Twenty-Five Hundredths Percent (.25%) times (ii) the Minimum Repurchase Price for such Group 1 Facilities.

(c)            With respect to the Group 2 Facilities, commencing upon the expiration of the first Lease Year for the Group 2 Facilities and upon the expiration of each Lease Year thereafter during the Term for such Group 2 Facilities (including each Extended Term, if either), the then current monthly Allocated Minimum Rent for such Group 2 Facilities for such Lease Year shall be adjusted by the applicable CPI Increase; provided, however, that in no event shall the monthly Allocated Minimum Rent for any Group 2 Facility after any such adjustment be less than One Hundred Two and One-Half Percent (102.5%) nor more than One Hundred Five Percent (105%) of the monthly Allocated Minimum Rent in effect for such Group 2 Facility immediately prior to such adjustment, notwithstanding the actual percentage change in the CPI Increase.

(d)            With respect to the Group 3 Facilities, commencing upon the expiration of the first Lease Year for such Group 3 Facilities and upon the expiration of each Lease Year thereafter during the Fixed Term for such Group 3 Facilities, the then current monthly Allocated Minimum Rent for such Group 3 Facilities for such Lease Year shall be adjusted by an amount equal to the applicable Group 3 Facility Escalator. Upon the commencement of the first (1st) Lease Year of each Extended Term for the Group 3 Facilities, if any, the initial monthly Allocated Minimum Rent for each Group 3 Facility shall be equal to the greater of (a) the then current monthly Fair Market Rental for such Group 3 Facility and (b) the monthly Allocated Minimum Rent payable for such Group 3 Facility during the last Lease Year of the immediately preceding Term. Commencing upon the expiration of the first (1st) Lease Year of each Extended Term for the Group 3 Facilities, if any, and upon the expiration of each Lease Year thereafter during such Extended Term, the then-current monthly Allocated Minimum Rent for each Group 3 Facility shall be adjusted by an amount equal to the applicable Group 3 Facility Escalator.

If any adjustment for any Facility provided for in subsections (b), (c) or (d) shall not have been made at the commencement of the Lease Year for which applicable, Lessee shall continue to pay monthly Allocated Minimum Rent for such Facility at the last rate applicable until Lessee receives Lessor's written notice as to such adjustment. Within ten (10) days after Lessee's receipt of Lessor's notice, Lessee shall pay to Lessor an amount equal to the new monthly Allocated Minimum Rent for such Facility times the number of months from the commencement of the then current Lease Year to the date of receipt of Lessor's notice, less the aggregate amount paid by Lessee on account of monthly Allocated Minimum Rent for such Facility for the same period. Thereafter, Lessee shall pay monthly Allocated Minimum Rent for such Facility for the applicable Lease Year at the new rate set forth in Lessor's notice.

3.2             Additional Charges. In addition to the Minimum Rent, (i) Lessee shall also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease; and (ii) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (i) above, Lessee shall also promptly pay and discharge every fine, penalty, interest and cost which may be added for nonpayment or late payment of such items (the items referred to in clauses (i) and (ii) above being referred to herein collectively as the "Additional Charges").

3.3             Late Payment of Rent.

(a)             LESSEE HEREBY ACKNOWLEDGES THAT LATE PAYMENT BY LESSEE TO LESSOR OF RENT WILL CAUSE LESSOR TO INCUR COSTS NOT CONTEMPLATED HEREUNDER, THE EXACT AMOUNT OF WHICH IS PRESENTLY ANTICIPATED TO BE EXTREMELY DIFFICULT TO ASCERTAIN. SUCH COSTS MAY INCLUDE PROCESSING AND ACCOUNTING CHARGES AND LATE CHARGES WHICH MAY BE IMPOSED ON LESSOR BY THE TERMS OF ANY LOAN AGREEMENT AND OTHER EXPENSES OF A SIMILAR OR DISSIMILAR NATURE. ACCORDINGLY, IF ANY INSTALLMENT OF RENT OTHER THAN ADDITIONAL CHARGES PAYABLE TO A PERSON OTHER THAN LESSOR SHALL NOT BE PAID WITHIN THREE (3) BUSINESS DAYS AFTER ITS DUE DATE, LESSEE WILL PAY LESSOR ON DEMAND A LATE CHARGE EQUAL TO THE LESSER OF (I) FIVE PERCENT (5%) OF THE AMOUNT OF SUCH INSTALLMENT OR (II) THE MAXIMUM AMOUNT PERMITTED BY LAW. THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT LESSOR WILL INCUR BY REASON OF LATE PAYMENT BY LESSEE. THE PARTIES FURTHER AGREE THAT SUCH LATE CHARGE IS RENT AND NOT INTEREST AND SUCH ASSESSMENT DOES NOT CONSTITUTE A LENDER OR BORROWER/CREDITOR RELATIONSHIP BETWEEN LESSOR AND LESSEE. N ADDITION, THE AMOUNT UNPAID, INCLUDING ANY LATE CHARGES, SHALL BEAR INTEREST AT THE OVERDUE RATE COMPOUNDED MONTHLY FROM THE DUE DATE OF SUCH INSTALLMENT TO THE DATE OF PAYMENT THEREOF, AND LESSEE SHALL PAY SUCH INTEREST TO LESSOR ON DEMAND. THE PAYMENT OF SUCH LATE CHARGE OR SUCH INTEREST SHALL NOT CONSTITUTE WAIVER OF, NOR EXCUSE OR CURE, ANY DEFAULT UNDER THIS LEASE, NOR PREVENT LESSOR FROM EXERCISING ANY OTHER RIGHTS AND REMEDIES AVAILABLE TO LESSOR.

Lessor's Initials:      /s/ EJH

Lessee's Initials:    ________

(b)    If Lessee shall, during any six (6) month period, be more than five (5) Business Days delinquent in the payment of any Rent due and payable by Lessee hereunder on three (3) or more occasions then, notwithstanding anything herein to the contrary, Lessor may, by written notice to Lessee, elect to require Lessee to pay all Minimum Rent payable hereunder quarterly in advance. Such right of Lessor shall be in addition to and not in lieu of any other right of remedy available to Lessor hereunder or at law on account of an Event of Default by Lessee hereunder.

(i)    For purposes of this Section 3.3(b), the following terms and conditions shall apply:

(A)            If at any given time Lessee shall be more than five (5) Business Days delinquent in the payment of any Rent due and payable hereunder with respect to more than one (1) Facility, such delinquency shall only constitute a single occasion of delinquency, despite the fact that such delinquency has occurred with respect to the payment of Rent for more than one (1) Facility.

(B)            If the date upon which any Rent is due and payable hereunder is not a Business Day, such date shall be deemed to be the next Business Day following such date.

SIMILAR OR DISSIMILAR NATURE. ACCORDINGLY, IF ANY INSTALLMENT OF RENT OTHER THAN ADDITIONAL CHARGES PAYABLE TO A PERSON OTHER THAN LESSOR SHALL NOT BE PAID WITHIN THREE (3) BUSINESS DAYS AFTER ITS DUE DATE, LESSEE WILL PAY LESSOR ON DEMAND A LATE CHARGE EQUAL TO THE LESSER OF (I) FIVE PERCENT (5%) OF THE AMOUNT OF SUCH INSTALLMENT OR (II) THE MAXIMUM AMOUNT PERMITTED BY LAW. THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT LESSOR WILL INCUR BY REASON OF LATE PAYMENT BY LESSEE. THE PARTIES FURTHER AGREE THAT SUCH LATE CHARGE IS RENT AND NOT INTEREST AND SUCH ASSESSMENT DOES NOT CONSTITUTE A LENDER OR BORROWER/CREDITOR RELATIONSHIP BETWEEN LESSOR AND LESSEE. IN ADDITION, THE AMOUNT UNPAID, INCLUDING ANY LATE CHARGES, SHALL BEAR INTEREST AT THE OVERDUE RATE COMPOUNDED MONTHLY FROM THE DUE DATE OF SUCH INSTALLMENT TO THE DATE OF PAYMENT THEREOF, AND LESSEE SHALL PAY SUCH INTEREST TO LESSOR ON DEMAND. THE PAYMENT OF SUCH LATE CHARGE OR SUCH INTEREST SHALL NOT CONSTITUTE WAIVER OF, NOR EXCUSE OR CURE, ANY DEFAULT UNDER THIS LEASE, NOR PREVENT LESSOR FROM EXERCISING ANY OTHER RIGHTS AND REMEDIES AVAILABLE TO LESSOR.

Lessor's Initials:    ___________

Lessee's Initials:      /s/ GC

(b)    If Lessee shall, during any six (6) month period, be more than five (5) Business Days delinquent in the payment of any Rent due and payable by Lessee hereunder on three (3) or more occasions then, notwithstanding anything herein to the contrary, Lessor may, by written notice to Lessee, elect to require Lessee to pay all Minimum Rent payable hereunder quarterly in advance. Such right of Lessor shall be in addition to and not in lieu of any other right of remedy available to Lessor hereunder or at law on account of an Event of Default by Lessee hereunder.

(i)    For purposes of this Section 3.3(b), the following terms and conditions shall apply:

(A)            If at any given time Lessee shall be more than five (5) Business Days delinquent in the payment of any Rent due and payable hereunder with respect to more than one (1) Facility, such delinquency shall only constitute a single occasion of delinquency, despite the fact that such delinquency has occurred with respect to the payment of Rent for more than one (1) Facility.

(B)           If the date upon which any Rent is due and payable hereunder is not a Business Day, such date shall be deemed to be the next Business Day following such date.

3.4            Net Lease. This Lease is and is intended to be what is commonly referred to as a "net, net, net" or "triple net" lease. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Minimum Rent and Additional Charges throughout the Term with respect to each Facility.

3.5            Separate Account. Lessee shall deposit the gross receipts of each Facility into a separate, segregated bank account, and Lessee shall provide copies of all bank statements of such account to Lessor upon Lessor's request.

ARTICLE IV.

4.1             Impositions.

4.1.1            Subject to Article XII relating to permitted contests, Lessee shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment. Lessee shall make such payments directly to the taxing authorities where feasible, and promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property, any Capital Additions or any part(s) thereof. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Lessee may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.

4.1.2            Lessor shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee shall prepare and file all other tax returns and reports as may be required by Legal Requirements.

   4.1.3    Any refund due from any taxing authority in respect of any Imposition paid by Lessee shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. Any other refund shall be paid over to or retained by Lessor.

4.1.4            Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property and all Capital Additions as may be necessary to prepare any required returns and reports. If any property covered by this Lease is classified as personal property for tax purposes, Lessee shall file all personal property tax returns in such jurisdictions where it must legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, shall provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns and to the extent practicable, Lessee shall be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest.

 4.1.5             Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expense as aforesaid, shall reasonably cooperate with Lessee in such protest, appeal, or other action but at no cost or expense to Lessor. Billings for reimbursement by Lessee to Lessor of personal property or real property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property or real property with respect to which such payments are made.

 4.1.6             Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor has knowledge, but Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions.

4.1.7             Impositions imposed in respect of the tax-fiscal period during which the Term terminates with respect to any Facility shall be adjusted and prorated between Lessor and Lessee with respect to such Facility, whether or not such Imposition is imposed before or after such termination.

4.2             Utilities. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property and all Capital Additions. Lessee shall also pay or reimburse Lessor for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof with respect to any Facility may be imposed against Lessor by reason of any of the covenants, conditions and/or restrictions affecting the Leased Property of such Facility, any Capital Additions of such Facility and/or any part(s) thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property and/or any Capital Additions of such Facility, including any and all costs and expenses associated with any utility, drainage and parking easements.

4.3             Insurance. Lessee shall pay or cause to be paid all premiums for the insurance coverage required to be maintained by Lessee hereunder.

4.4             Impound Account. Lessor may, at its option to be exercised by thirty (30) days' written notice to Lessee, require Lessee to deposit, at the time of any payment of Minimum Rent, an amount equal to one-twelfth of Lessee's estimated annual taxes, of every kind and nature, required pursuant to Section 4.1 plus one-twelfth of Lessee's estimated annual insurance premiums required pursuant to Section 4.3 into an impound account as directed by Lessor. Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited in such order of priority as Lessor shall determine, on or before the respective dates on which the same or any of them would become delinquent. The cost of administering such impound account shall be paid by Lessee. Nothing in this Section 4.4 shall be deemed to affect any right or remedy of Lessor hereunder.

 4.5 Tax Service. If requested by Lessor, Lessee shall, at its sole cost and expense, cause to be furnished to Lessor a tax reporting service, to be designated by Lessor, covering the Leased Property and all Capital Additions.

ARTICLE V.

5.1             No Termination, Abatement, etc. Except as otherwise specifically provided in this Lease, Lessee shall remain bound by this Lease in accordance with its terms and shall not seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. The respective obligations of Lessor and Lessee shall not be affected by reason of (i) any damage to or destruction of the Leased Property, any Capital Additions and/or any part(s) thereof from whatever cause and/or any Condemnation of the Leased Property, any Capital Additions and/or any part(s) thereof; (ii) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, any Capital Additions and/or any part(s) thereof, the interference with such use by any Person or by reason of eviction by paramount title; (iii) any claim that Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor hereunder or under any other agreement between Lessor and Lessee or to which Lessor and Lessee are parties; (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor; or (v) for any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property, any Capital Additions and/or any part(s) thereof; or (b) which may entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

5.2             Termination with Respect to Fewer than All of the Facilities. Wherever in this Lease the action of terminating the Lease with respect to a Facility (or action of similar import) is discussed, such action shall mean the termination of Lessee's rights in and to the Leased Property relating to such Facility. Notwithstanding anything in this Lease to the contrary, if this Lease shall be terminated by Lessor or Lessee pursuant to rights granted hereunder with respect to any Facility, such termination shall not affect the applicable Term of this Lease with respect to the balance of the Facilities not so terminated by Lessor, and this Lease shall continue in full force and effect with respect to each other such Facility, except that the total Minimum Rent payable hereunder shall be reduced by the amount of Allocated Minimum Rent with respect to such Facility as to which this Lease has so terminated, subject, however, to Lessor's right, in the event of a termination because of an Event of Default, to recover damages with respect to any such Facility as to which this Lease has been terminated as provided in Article XVI. Nothing contained in this Section 5.2 shall serve in any way to limit Lessor's ability, pursuant to Section 16.2 below, to terminate this Lease with respect to any or all of the Facilities if an Event of Default shall have occurred under this Lease, regardless of whether such Event of Default emanated primarily from a single Facility.

5.3             Abatement Procedures. In the event of a partial taking by Condemnation of any Facility as described in Section 15.1.2, which taking by Condemnation does not render the Leased Property of such Facility Unsuitable for its Primary Intended Use, this Lease shall not terminate with respect to the Leased Property of such Facility, but the monthly Allocated Minimum Rent for such Facility shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, primarily taking into consideration, along with other relevant factors, the number of usable beds affected by such partial taking by Condemnation. If Lessor and Lessee are unable to agree upon the amount of such abatement within sixty (60) days after such partial taking by Condemnation, either party may submit the matter to arbitration as provided in Article XLIV below.

ARTICLE VI.

6.1             Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease. Upon the expiration or earlier termination of this Lease with respect to any Facility Lessee shall, at its expense, repair and restore the Leased Property relating to such Facility to the condition required by Section 9.1.4.

6.2             Personal Property. During the Term, Lessee shall, as necessary and at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee's Personal Property and replacements thereof which shall be the property of and owned by Lessee. Except as provided in Sections 6.3 and 16.10, Lessor shall have no rights to Lessee's Personal Property. With respect to each Facility, Lessee shall provide and maintain during the entire Term applicable to such Facility all Personal Property necessary in order to operate such Facility in compliance with all licensure and certification requirements, all Legal Requirements and all Insurance Requirements and otherwise in accordance with customary practice in the industry for its Primary Intended Use.

6.3             Transfer of Personal Property and Capital Additions to Lessor. Upon the expiration or earlier termination of this Lease with respect to a Facility, all Capital Additions not owned by Lessor and Lessee's Personal Property relating to such Facility shall become the property of Lessor, free of any encumbrance and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership and discharge any encumbrance.

ARTICLE VII.

7.1             Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property of each Facility and that Lessee has examined and otherwise has knowledge of the condition of the Leased Property of each Facility prior to the execution and delivery of this Lease and, as of (i) with respect to the Group 1 Facilities and Group 2 Facilities, the Original Lease Commencement Date and (ii) with respect to the Group 3 Facilities, the Restatement Date, has found the same to be in good order and repair, free from Hazardous Substances not in compliance with Legal Requirements, and satisfactory for its purposes hereunder. Regardless, however, of any examination or inspection made by Lessee and whether or not any patent or latent defect or condition was revealed or discovered thereby, Lessee is leasing the Leased Property of each Facility "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property of each Facility including any defects or adverse conditions not discovered or otherwise known by Lessee as of (a) with respect to the Group 1 Facilities and Group 2 Facilities, the Original Lease Commencement Date and (b) with respect to the Group 3 Facilities, the Restatement Date. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY LESSEE INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.

7.2            Use of the Leased Property

   7.2.1             Lessee covenants that it will obtain and maintain all authorization and approvals needed to use and operate the Leased Property, all Capital Additions and each Facility for such Facility's respective Primary Intended Use and any other use conducted on the Leased Property and any Capital Additions as may be permitted from time to time hereunder in accordance with Legal Requirements including applicable licenses, provider agreements, permits, and Medicare and/or Medicaid certification.

   7.2.2             Lessee shall use or cause to be used the Leased Property, all Capital Additions and the improvements thereon of each Facility for its Primary Intended Use. Lessee shall not use the Leased Property, any Capital Additions or any part(s) thereof for any other use without the prior written consent of Lessor, which consent Lessor may withhold in its sole discretion.

7.2.3             Lessee shall operate continuously the entire Leased Property and all Capital Additions of each Facility in accordance with its Primary Intended Use; provided, however, that Lessee shall be relieved of such obligation to continuously operate the Leased Property and all Capital Additions of each Facility to the extent reasonably necessary (a) to complete any repair or restoration of the Leased Property and Capital Additions of any Facility pursuant to the terms of Sections 14.2, 14.3 and 15.1.3, as applicable, (b) to complete any Capital Additions to the Leased Property or any Facility that are consented to by Lessor in accordance with the terms of Section 10.1 below, and (c) as a result of any cause described in Section 45.1.16 below. Lessee shall devote the entirety of each Facility and all Capital Additions thereto to the Primary Intended Use, except for areas reasonably required for office or storage space uses incidental to the Primary Intended Use. Lessee shall not modify the services offered or take any other action (e.g., removing patients or residents from any Facility or directing patients or residents, or prospective patients or residents, to another Facility) which would materially reduce Gross Revenues or the Fair Market Value of any such Facility. Lessee shall at all times maintain an adequate staff for the service of its residents and/or patients, in each case assuming an occupancy and/or use level for each Facility which is not less than the average occupancy and/or use level for similar facilities in the State. Lessee shall employ its best judgment, efforts and abilities to operate the entirety of each Facility in such a manner so as to maximize Gross Revenues and to enhance the reputation and attractiveness of each Facility.

7.2.4             Lessee shall conduct its business at each Facility in conformity with the highest standards of patient or resident care practice provided in similar facilities in the State.

    7.2.5     Lessee shall not commit or suffer to be committed any waste on the Leased Property and/or on or to any Capital Additions or cause or permit any nuisance to exist thereon or with respect thereto.

7.2.6             Lessee shall neither suffer nor permit the Leased Property, any Capital Additions, or any part(s) thereof, or Lessee's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor's title thereto or to any portion thereof or (ii) may make possible a claim of adverse use or possession, or an implied dedication of the Leased Property, any Capital Additions or any part(s) thereof.

7.3            Lessor to Grant Easements, etc. Lessor shall, from time to time so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense, but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants, conditions and restrictions affecting the Leased Property; and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers to the extent of its interest in the Leased Property, but only upon delivery to Lessor of an Officer's Certificate stating that such grant release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

7.4            Preservation of Facility Value. Lessee acknowledges that a fair return to Lessor on its investment in the Leased Property and all Capital Additions is dependent, in part, on the concentration on the Leased Property during the Term of the assisted living business of Lessee and its Affiliates in the geographical area of the Leased Property. Lessee further acknowledges that diversion of residents and/or patients, as applicable, from any Facility to other facilities or institutions owned, operated or managed, whether directly or indirectly, by Lessee or its Affiliates will have a material adverse impact on the value and utility of the Leased Property and all Capital Additions. Accordingly, Lessor and Lessee agree as follows:

7.4.1             During the Term with respect to each Facility and for a period of two (2) years thereafter, neither Lessee nor any of its Affiliates, directly or indirectly, shall operate, own, manage or have any interest in or otherwise participate in or receive revenues from any other facility or institution providing services or similar goods to those provided in connection with any Facility and the Primary Intended Use within the Prohibited Area. All distances shall be measured on a straight line rather than on a driving distance basis. In the event that any portion of such other facility or institution is located within such Prohibited Area the entire facility or institution shall be deemed located within such Prohibited Area.

  7.4.2             [Intentionally Omitted]

7.4.3             Except as required for medically appropriate reasons, prior to and after the expiration or earlier termination of this Lease, Lessee shall not recommend or solicit the removal or transfer of any resident or patient from any Facility to any other facility or institution.

ARTICLE VIII.

8.1            Compliance with Legal and Insurance Requirements, Instruments, etc.  Subject to Article XII regarding permitted contests, Lessee, at its expense, shall promptly (i) comply with all Legal Requirements and Insurance Requirements regarding the use, operation, maintenance, repair and restoration of the Leased Property, Lessee's Personal Property and all Capital Additions whether or not compliance therewith may require structural changes in any of the Leased Improvements or Capital Additions thereto or interfere with the use and enjoyment of the Leased Property and (ii) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for the use of the Leased Property, Lessee's Personal Property and all Capital Additions for the applicable Primary Intended Use and any other use of the Leased Property, Lessee's Personal Property and all Capital Additions then being made, and for the proper erection, installation, operation and maintenance of the Leased Property, Lessee's Personal Property and all Capital Additions. Lessor may, but shall not be obligated to, enter upon the Leased Property and all Capital Additions thereto and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased Property and Capital Additions thereto, and Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor in connection with such actions. Lessee covenants and agrees that the Leased Property, Lessee's Personal Property and all Capital Additions shall not be used for any unlawful purpose.

ARTICLE IX.

9.1    Maintenance and Repair

9.1.1             Lessee, at its expense, shall maintain the Leased Property, and every portion thereof, Lessee's Personal Property and all Capital Additions, and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and which are under Lessee's control in good order and repair whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, Lessee's Personal Property and all Capital Additions, and, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, including those necessary to comply with changes in any Legal Requirements, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to (a) with respect to the Group 1 Facilities and Group 2 Facilities, the applicable Original Lease Commencement Date, and (b) with respect to the Group 3 Facilities, the Restatement Date. All repairs shall be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property of any Facility or any part thereof or any Capital Addition thereto for its Primary Intended Use.

9.1.2             Lessor shall not under any circumstances be required to (i) build or rebuild any improvements on the Leased Property or any Capital Additions; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property or any Capital Additions in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

9.1.3             Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof or any Capital Addition thereto; or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof or any Capital Addition thereto.

9.1.4             Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee shall, upon the expiration or earlier termination of the Term with respect to a Facility, vacate and surrender the Leased Property, Lessee's Personal Property and all Capital Additions in each case with respect to such Facility, to Lessor in the condition in which such Leased Property was originally received from Lessor and such Lessee's Personal Property and Capital Additions were originally introduced to such Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear.

9.2            Encroachments, Restrictions, Mineral Leases, etc. If any of the Leased Improvements or Capital Additions shall, at any time, encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other agreement affecting the Leased Property, or any part thereof or any Capital Addition thereto, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any Capital Addition thereto is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Lessor or any Person affected by any such encroachment, violation or impairment, Lessee, at its sole cost and expense, but subject to its right to contest the existence of any such encroachment, violation or impairment, shall protect, indemnify, save harmless and defend Lessor from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys', consultants' and experts' fees and expenses) based on or arising by reason of any such encroachment, violation or impairment. In the event of an adverse final determination with respect to any such encroachment, violation or impairment, Lessee shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee; or (ii) make such changes in the Leased Improvements and any Capital Addition thereto, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements or any Capital Addition thereto, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements and any Capital Addition thereto for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements and Capital Additions were operated prior to the assertion of such encroachment, violation or impairment. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Lessor for any damages incurred by any such encroachment, violation or impairment, Lessee shall be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance.

9.3            Capital Projects.

9.3.1              Without in any way limiting Lessee's obligations under this Article IX, Lessee shall expend during each Lease Year for the Group 3 Facilities, no less than the Annual Minimum Capital Project Amount for each of the Group 3 Facilities for Capital Projects to such Group 3 Facilities. Such Capital Projects shall be performed and completed in compliance with the applicable provisions of this Lease, including the applicable provisions of Article X hereof. Promptly following the expiration of each Lease Year for the Group 3 Facilities, Lessee shall furnish to Lessor reasonable documentary evidence as to the completion of all Capital Projects for such Lease Year required pursuant to this Section 9.3, together with the costs thereof. If Lessee fails to expend during each Lease Year the applicable Annual Minimum Capital Project Amount for Capital Projects to any Group 3 Facility, then, without limiting any rights or remedies afforded Lessor pursuant to the terms of this Lease for a breach by Lessee of its obligation hereunder, Lessee shall promptly deposit with Lessor as a repair and replacement reserve with respect to such Group 3 Facility (a "Replacement Reserve") for Capital Projects to such Group 3 Facility, an amount equal to (a) the Annual Minimum Capital Project Amount for such Group 3 Facility less (b) the sum of (i) the amounts expended by Lessee during such Lease Year on account of Capital Projects to such Group 3 Facility and (ii) the Annual Minimum Capital Project Amount Overage for such Group 3 Facility. So long as no Event of Default or an event or circumstance has occurred which with notice or passage of time, or both, would constitute an Event of Default hereunder has occurred, if (i) a Replacement Reserve has been established for any Group 3 Facility and (ii) Lessee expends in any Lease Year an amount in excess of the applicable Annual Minimum Capital Project Amount for Capital Projects for such Group 3 Facility, Lessor shall, to the extent funds are available for such purpose in such Replacement Reserve, disburse to Lessee the Capital Project Costs incurred and paid by Lessee during such Lease Year in performing such Capital Projects to such Group 3 Facility in excess of the applicable Annual Minimum Capital Project Amount for such Group 3 Facility for such Lease Year. Any such disbursement from any Replacement Reserve shall be paid by Lessor to Lessee within fifteen (15) days following: (a) receipt by Lessor of a written request from Lessee for disbursement from the Replacement Reserve for such Group 3 Facility and a certification by Lessee in form and substance reasonably satisfactory to Lessor that the applicable item of Capital Project for such Group 3 Facility has been completed; (b) delivery to Lessor of paid invoices, receipts or other evidence reasonably satisfactory to Lessor, verifying (1) the Capital Project Costs for such Capital Project and (2) that Lessee has expended in the applicable Lease Year an amount in excess of the applicable Annual Minimum Capital Project Amount for Capital Projects for such Group 3 Facility; and (c) delivery to Lessor of affidavits, lien waivers or other evidence satisfactory to Lessor showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Leased Property of such Group 3 Facility have been paid all amounts due for labor and materials furnished to the Leased Property of such Group 3 Facility. Lessor shall not be required to make advances from any Replacement Reserve more frequently than once in any thirty (30) day period. Amounts held in the Replacement Reserve for any Group 3 Facility may not be used to pay for or reimburse Lessee for Capital Project Costs for any other Facility.

9.3.2             No Replacement Reserve shall be or be deemed to be escrow or trust funds, but, at Lessor's option and in Lessor's discretion, may either be held in a separate account or be commingled by Lessor with the general funds of Lessor. Lessee shall not be entitled to any interest on any funds contained in any Replacement Reserve. The Replacement Reserves are solely for the protection of Lessor and the Leased Property of the Group 3 Facilities and entail no responsibility on Lessor's part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms of this Section 9.3 and beyond the allowing of due credit for the sums actually received. Upon assignment of this Lease by Lessor, any funds in any Replacement Reserve shall be turned over to the assignee and any responsibility of Lessor, as assignor, with respect thereto shall terminate.

9.3.3             If any funds remain in any Replacement Reserve upon the expiration or earlier termination of this Lease with respect to any Group 3 Facility, the same shall be paid over to Lessor as an Additional Charge and Rent under this Lease and shall be in addition to Minimum Rent and all other Additional Charges payable hereunder.

9.4            Inspections; Due Diligence Fee. Without limiting Lessor's rights pursuant to Section 26.1 hereof, from time to time during the Term, Lessor and its agents shall have the right to inspect the Leased Property and any portion thereof and all systems contained therein at any reasonable time to determine Lessee's compliance with its obligations under this Lease. Lessor shall provide Lessee with at least two (2) Business Days' prior written notice prior to any inspections of the Leased Property pursuant to the terms of this Section 9.4, except in the event of an emergency, in which case no prior notice shall be required. Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor in connection with the inspections provided for in this Section 9.4 promptly following its receipt of Lessor's invoice therefore, which costs shall not exceed One Thousand Dollars ($1,000.00) annually.

ARTICLE X.

10.1 Construction of Capital Additions to the Leased Property. Without the prior written consent of Lessor which consent may be withheld or granted by Lessor in its sole and absolute discretion, Lessee shall make no Capital Additions on or structural alterations to the Leased Property and shall not enlarge or reduce the size of any Facility.

ARTICLE XI.

11.1 Liens. Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property of any Facility or any Capital Addition thereto or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease; (ii) the matters that existed as of (a) with respect to the Group 1 Facilities and Group 2 Facilities, the Original Lease Commencement Date, with respect to such Group 1 Facility or Group 2 Facility and (b) with respect to the Group 3 Facilities, the Restatement Date, with respect to such Group 3 Facility; (iii) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of Section 7.3; (iv) liens for Impositions which Lessee is not required to pay hereunder; (v) subleases permitted by Article XXIV; (vi) liens for Impositions not yet delinquent; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for amounts not yet due; and (viii) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVI.

ARTICLE XII.

12.1 Permitted Contests. Lessee, upon prior written notice to Lessor, on its own or in Lessor's name, at Lessee's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; subject, however, to the further requirement that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property or any Capital Addition thereto; (ii) neither the Leased Property or any Capital Addition thereto, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Lessor nor Lessee would be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) if any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000), Lessee shall deliver to Lessor and its counsel an opinion of legal counsel reasonably acceptable to Lessor to the effect set forth in clauses (i), (ii) and (iii) above, to the extent applicable; (v) in the case of a Legal Requirement, Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be required by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any Capital Addition thereto or the Rent by reason of such nonpayment or noncompliance; and (vi) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained. If any such contest is finally resolved against Lessor or Lessee, Lessee shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein. The provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent or any other amount payable by Lessee to Lessor hereunder. Lessee shall indemnify, defend, protect and save Lessor harmless from and against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

ARTICLE XIII.

13.1 General Insurance Requirements. During the Term, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property, including Capital Additions, the Fixtures and the Personal Property, insured with the kinds and amounts of insurance described below. Each element of insurance described in this Article shall be maintained with respect to the Leased Property of each Facility, including the Capital Additions, Fixtures, Personal Property and operations thereon. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located. All liability type policies must name Lessor as an "additional insured." All property, loss of rental and business interruption type policies shall name Lessor as "loss payee." Losses shall be payable to Lessor and/or Lessee as provided in Article XIV. In addition, the policies, as appropriate, shall name as an "additional insured" or "loss payee" the holder of any mortgage, deed of trust or other security agreement ("Facility Mortgagee") securing any indebtedness or any other Encumbrance placed on the Leased Property in accordance with the provisions of Article XXXVI ("Facility Mortgage") by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Lessor, Lessee, and each Facility Mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage requires deposits of insurance to be made with such Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to each Facility Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. The policies shall insure against the following risks with respect to each Facility:

13.1.1 Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as special form perils, earthquake (including earth movement), sinkhole and windstorm in an amount not less than the insurable value on a replacement cost basis (as defined below in Section 13.2) and including a building ordinance coverage endorsement;

13.1.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in each Facility, in such limits with respect to any one accident as may be reasonably requested by Lessor from time to time;

13.1.3 Flood (when the Leased Property of a Facility is located in whole or in part within a designated 100-year flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area;

13.1.4 Loss of rental value in an amount not less than twelve (12) months' Rent payable hereunder or business interruption in an amount not less than twelve (12) months of income and normal operating expenses including payroll and Rent payable hereunder with an endorsement extending the period of indemnity by at least ninety (90) days (Building Ordinance - Increased Period of Restoration Endorsement) necessitated by the occurrence of any of the hazards described in Sections 13.1.1, 13.1.2 or 13.1.3;

13.1.5 Claims for bodily injury or property damage under a policy of commercial general liability insurance with amounts not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit and Three Million No/100 Dollars ($3,000,000.00) in the annual aggregate, with respect to each Facility; and

13.1.6 Medical professional liability with amounts not less than One Million Dollars ($1,000,000) combined single limit and Three Million Dollars ($3,000,000) in the annual aggregate, with respect to each Facility.

13.2 Replacement Cost. The term "replacement cost" shall mean the actual replacement cost of the insured property from time to time with new materials and workmanship of like kind and quality. If either party believes that the replacement cost has increased or decreased at any time during the Term, it shall have the right to have such replacement cost redetermined by an impartial national insurance company reasonably acceptable to both parties (the "impartial appraiser"). The party desiring to have the replacement cost so redetermined shall forthwith, on receipt of such determination by the impartial appraiser, give written notice thereof to the other party hereto. The determination of the impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase or decrease the amount of the insurance carried pursuant to this Article to the amount so determined by the impartial appraiser. Each party shall pay one-half (1/2) of the fee, if any, of the impartial appraiser. If Lessee has made improvements to the Leased Property of any Facility including any Capital Additions thereto, Lessor may at Lessee's expense have the replacement cost redetermined at any time after such improvements are made, regardless of when the replacement cost was last determined.

13.3 Additional Insurance. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time to time by any Facility Mortgagee and shall further at all times maintain adequate workers' compensation coverage and any other coverage required by Legal Requirements for all Persons employed by Lessee on the Leased Property of any Facility and any Capital Addition thereto in accordance with Legal Requirements.

13.4 Waiver of Subrogation. All insurance policies carried by either party covering the Leased Property of any Facility and any Capital Addition thereto and Lessee's Personal Property including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. Each party waives any claims it has against the other party to the extent such claim is covered by insurance.

13.5 Policy Requirements. All of the policies of insurance referred to in this Article shall be written in form satisfactory to Lessor and by insurance companies with a policyholder rating of "A-" and a financial rating of "X" in the most recent version of Best's Key Rating Guide. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and with respect to any renewal policy, at least thirty (30) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor, at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Overdue Rate, shall be repayable to Lessor upon demand therefor. Each insurer shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty (30) days' written notice before the policy or policies in question shall be altered, allowed to expire or cancelled. Each policy shall have a deductible or deductibles, if any, which are no greater than those normally maintained for similar facilities in the State.

13.6 Increase in Limits. If either party shall at any time believe the limits of the insurance required hereunder to be either excessive or insufficient, the parties shall endeavor to agree in writing on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party reasonably selected by Lessor. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any of the Facility Mortgagees.

13.7 Blanket Policies and Policies Covering Multiple Locations. Notwithstanding anything to the contrary contained in this Article, Lessee's obligations to carry the casualty insurance provided for herein may be brought within the coverage of a blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy for each Facility meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied. For any liability policies covering one or more of the Facilities or any other facilities in addition to the Facilities, Lessor may require excess limits as Lessor reasonably determines.

13.8 No Separate Insurance. Lessee shall not, on Lessee's own initiative or pursuant to the request or requirement of any third party, (i) take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, Lessee or (ii) increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insured and the loss is payable under such insurance in the same manner as losses are payable under this Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

ARTICLE XIV.

14.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property, any Capital Additions or any part(s) or portion(s) thereof, under any policy of insurance required to be carried hereunder shall be paid to Lessor and made available by Lessor to Lessee from time to time for the reasonable costs of reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, any Capital Additions or any part(s) or portion(s) thereof. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property and any Capital Additions (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds) shall be retained by Lessor except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Lessor.

14.2 Insured Casualty.

14.2.1 If the Leased Property and/or any Capital Additions of a Facility are damaged or destroyed from a risk covered by insurance carried by Lessee such that such Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall either (i) restore such Leased Property and such Capital Additions to substantially the same condition as existed immediately before such damage or destruction and Lessor shall, pursuant to the terms of Section 14.1 above, make available to Lessee from time to time the insurance proceeds received by Lessor on account of such damage or destruction to the extent necessary for the reasonable costs of such restoration, or (ii) offer to acquire the Leased Property of such Facility from Lessor for a purchase price equal to (x) with respect to any Group 1 Facility, the greater of (1) the Minimum Repurchase Price for such Facility and (2) Lessor's Shared Appreciation Purchase Price for such Facility immediately prior to such damage or destruction, (y) with respect to any Group 2 Facility, the greater of (1) the Minimum Repurchase Price for such Facility and (2) the Fair Market Value of such Facility immediately prior to such damage or destruction, and (z) with respect to any Group 3 Facility, the Group 3 Facility Purchase Price for such Facility immediately prior to such damage or destruction. If Lessor does not accept Lessee's offer to so purchase the Leased Property of such Facility, Lessee may either withdraw such offer and proceed to restore the Leased Property of such Facility to substantially the same condition as existed immediately before such damage or destruction or terminate the Lease in which event Lessor shall be entitled to retain the insurance proceeds.

14.2.2 If the Leased Property and/or any Capital Additions of a Facility are damaged from a risk covered by insurance carried by Lessee, but such Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore such Leased Property and such Capital Additions to substantially the same condition as existed immediately before such damage and Lessor shall, pursuant to the terms of Section 14.1 above, make available to Lessee from time to time the insurance proceeds received by Lessor on account of such damage or destruction to the extent necessary for the reasonable costs of such restoration. Such damage shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time after diligent efforts obtain the necessary government approvals needed to restore and operate such Facility for its Primary Intended Use, Lessee may offer to purchase the Leased Property of such Facility for a purchase price equal to (i) with respect to any Group 1 Facility, the greater of (a) the Minimum Repurchase Price for such Facility and (b) Lessor's Shared Appreciation Purchase Price for such Facility immediately prior to such damage, (ii) with respect to any Group 2 Facility, the greater of (a) the Minimum Repurchase Price of such Facility and (b) the Fair Market Value of such Facility immediately prior to such damage, and (iii) with respect to any Group 3 Facility, the Group 3 Facility Purchase Price for such Facility immediately prior to such damage. If Lessee shall make such offer and Lessor does not accept the same, Lessee may either (A) withdraw such offer and proceed to restore the Leased Property of such Facility to substantially the same condition as existed immediately before such damage or destruction and in such event Lessor shall, pursuant to the terms of Section 14.1 above, make available to Lessee from time to time the insurance proceeds received by Lessor on account of such damage or destruction to the extent necessary for the reasonable costs of such restoration, or (B) terminate the Lease with respect to such Facility, in which event Lessor shall be entitled to retain the insurance proceeds.

14.2.3 If the cost of the repair or restoration of a Facility exceeds the amount of proceeds received by Lessor from the insurance required to be carried hereunder, Lessee shall contribute any excess amounts needed to restore such Facility. Such difference shall be paid by Lessee to Lessor together with any other insurance proceeds, for application to the cost of repair and restoration.

14.2.4 If Lessor accepts Lessee's offer to purchase the Leased Property of a Facility, this Lease shall terminate as to such Facility upon payment of the purchase price and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property of such Facility then held by Lessor.

14.3 Uninsured Casualty. If the Leased Property and/or any Capital Additions of a Facility is damaged or destroyed from a risk not covered by insurance carried by Lessee, whether or not such damage or destruction renders such Facility Unsuitable for its Primary Intended Use, Lessee at its expense shall restore the Leased Property of such Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

14.4 No Abatement of Rent. This Lease shall remain in full force and effect and Lessee's obligation to pay the Rent and all other charges required by this Lease shall remain unabated during the period required for adjusting insurance, satisfying Legal Requirements, repair and restoration.

14.5 Waiver. Lessee waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property and/or any Capital Additions.

ARTICLE XV.

15.1 Condemnation

15.1.1 Total Taking. If the Leased Property and any Capital Additions of a Facility is totally and permanently taken by Condemnation, this Lease shall terminate with respect to such Facility as of the day before the Date of Taking for such Facility.

15.1.2 Partial Taking. If a portion of the Leased Property and any Capital Additions of a Facility is taken by Condemnation, this Lease shall remain in effect if the affected Facility is not thereby rendered Unsuitable for Its Primary Intended Use, but if such Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate with respect to such Facility as of the day before the Date of Taking for such Facility.

15.1.3 Restoration. If there is a partial taking of the Leased Property and any Capital Additions of a Facility and this Lease remains in full force and effect pursuant to Section 15.1.2, Lessor shall make available to Lessee the portion of the Award necessary and specifically identified for restoration of such Leased Property and any such Capital Additions and Lessee shall accomplish all necessary restoration whether or not the amount provided by the condemnor for restoration is sufficient.

15.1.4 Award-Distribution. The entire Award for any total Condemnation or partial Condemnation described in Section 15.1.2 above that renders the affected Facility Unsuitable for Its Primary Intended Use shall belong to and be paid to Lessor, except that, subject to the rights of the Facility Mortgagees, Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, lost profits value and moving expenses, provided, that in any event Lessor shall receive from the Award, subject to the rights of the Facility Mortgagees no less than (i) with respect to any Group 1 Facility, the greater of (a) the Minimum Repurchase Price for the applicable Facility and (b) Lessor's Shared Appreciation Purchase Price for the applicable Facility prior to the institution of the Condemnation, (ii) with respect to any Group 2 Facility, the greater of (a) the Minimum Repurchase Price for the applicable Facility and (b) the Fair Market Value of the applicable Facility prior to the institution of the Condemnation and (iii) with respect to any Group 3 Facility, the Group 3 Facility Purchase Price for such Facility prior to the institution of the Condemnation. The entire Award for any partial Condemnation described in Section 15.1.2 above that does not render the affected Facility Unsuitable for Its Primary Intended Use shall belong to and be paid to Lessor, subject to Lessor's obligations pursuant to Section 15.1.3 above.

15.1.5 Temporary Taking. The taking of the Leased Property, any Capital Additions and/or any part(s) thereof, shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than 180 consecutive days. During any shorter period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Lessee.

15.1.6 Sale Under Threat of Condemnation. A sale by Lessor to any Condemnor, either under threat of Condemnation or while Condemnation proceedings are pending, shall be deemed a Condemnation for purposes of this Lease. Lessor may, without any obligation to Lessee, agree to sell and/or convey to any Condemnor all or any portion of the Leased Property free from this Lease and the rights of Lessee hereunder without first requiring that any action or proceeding be instituted or pursued to judgment; provided, however, that Lessor shall provide Lessee with at least sixty (60) days' prior written notice of such sale or conveyance, subject to the requirements of any such Condemnor.

ARTICLE XVI.

16.1            Events of Default. Any one or more of the following shall constitute an "Event of Default":

(a)            a default shall occur under any other lease or other agreement or instrument, including the Group 3 Facility Contract of Acquisition, now or hereafter with or in favor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee where the default is not cured within any applicable grace period set forth therein;

(b)           A default shall occur under any New Lease hereafter with or infavor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee where the default is not cured within any applicable grace period set forth therein;

(c)            Lessee shall fail to pay any installment of Rent when the same becomes due and payable and such failure is not cured by Lessee within a period of five (5) days after notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law with respect to such non-payment of Rent;

(d)            Lessee shall fail to obtain a letter of credit as required by Article XXI;

(e)             except as otherwise specifically provided for in this Section 16.1, if Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within thirty (30) days after notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to be an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(f)	Lessee or any guarantor of Lessee's obligations hereunder shall:

(i)         admit in writing its inability to pay its debts generally as they become due

(ii)            file a petition in bankruptcy or a petition to take advantage of  any insolvency act,

(iii)           make an assignment for the benefit of its creditors,

(iv)          consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

(v)            file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

(g)            Lessee or any guarantor of Lessee's obligations hereunder (including Guarantor) shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Lessee under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

(h)            Lessee or any guarantor of Lessee's obligations hereunder (including Guarantor) shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all its assets;

(i)            the estate or interest of Lessee in the Leased Property, any Capital Additions or any part(s) thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Lessee of notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(j)            any Transfer occurs without Lessor's consent, if such consent is required under Article XXIV;

(k)            any of the representations or warranties made by Lessee or Guarantor in the Group 3 Facility Contract of Acquisition, Guaranty or any other Transaction Document, proves to be untrue when made in any material respect which materially and adversely affects Lessor;

(1)             any applicable license or third-party provider reimbursement agreements material to a Facility's operation for its Primary Intended Use are at any time terminated or revoked or suspended for more than twenty (20) days;

(m)            any local, state or federal agency having jurisdiction over the operation of any Facility removes Ten Percent (10%) or more of the patients or residents located in such Facility;

(n)           Lessee fails to give notice to Lessor not later than ten (10) days after Lessee's receipt thereof of any Class A or equivalent fine notice from any governmental authority or officer acting on behalf thereof relating to any Facility;

(o)           Lessee fails to cure or abate any Class A or equivalent violation occurring during the Term that is claimed by any governmental authority, or any officer acting on behalf thereof, of any law, order, ordinance, rule or regulation pertaining to the operation of any Facility, and within the time permitted by such authority for such cure or abatement;

(p)           Lessee fails to notify Lessor within twenty-four (24) hours after receipt of any notice from any governmental agency terminating or suspending or threatening termination or suspension, of any material license or certification relating to any Facility;

(q)           Lessee fails to give notice to Lessor not later than ten (10) days after any notice, claim or demand from any governmental authority or any officer acting on behalf thereof, of any violation of any law, order, ordinance, rule or regulation with respect to the operation of any Facility;

(r)            any proceedings are instituted against Lessee by any governmental authority which are reasonably likely to result in (i) the revocation of any license granted to Lessee for the operation of any Facility, (ii) the decertification of any Facility from participation in the Medicare or Medicaid reimbursement program, or (iii) the issuance of a stop placement order against Lessee;

(s)            any default and acceleration of any indebtedness of Lessee or any Affiliate of Lessee has occurred; and

(t)           any material default shall occur under any guaranty of Lessee's obligations hereunder (including the Guaranty).

16.2          Certain Remedies. If an Event of Default shall have occurred, Lessor may terminate this Lease with respect to the Facility from which such Event of Default emanated, if any, and any one or more (including all, if so elected by Lessor) of the Facilities, regardless of whether such Event of Default emanated primarily from a single Facility, by giving Lessee notice of such termination and the Term shall terminate and all rights of Lessee under this Lease shall cease with respect to all such Facilities as to which Lessor has elected to so terminate this Lease. Lessor shall have all rights at law and in equity available to Lessor as a result of any Event of Default. Lessee shall pay as Additional Charges all costs and expenses incurred by or on behalf of Lessor, including reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder. If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated with respect to any one or more (including all, if so elected by Lessor) of the Facilities pursuant to this Section 16.2, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor possession of the Leased Property and any Capital Additions of the Facilities as to which Lessor has so elected to terminate this Lease and quit the same and Lessor may enter upon and repossess such Leased Property and such Capital Addition thereto by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any of Lessee's Personal Property from such Leased Property and such Capital Addition thereto.

16.3 Damages. (i) The repossession of the Leased Property and any Capital Additions of any Facility; (ii) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property or any portion thereof; (iii) the reletting of all or any portion of the Leased Property; or (iv) the failure or inability of Lessor to collect or receive any rentals due upon any such reletting, shall not relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such repossession or reletting. In addition, the termination of this Lease with respect to any one or more of the Facilities shall not relieve Lessee of its liabilities and obligations hereunder with respect to such terminated Facility(ies) that are intended to survive the termination of this Lease, including, without limitation, the obligations set forth in this Section 16.3, and Sections 16.5, 16.9, 23, 37.4 and 45.1.6. If any such termination occurs, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Facility terminated to and including the date of such termination. Thereafter following any such termination, Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for an Event of Default by Lessee, the sum of:

(i)            the worth at the time of award of the unpaid Rent which had been earned at the time of termination with respect to the terminated Facility,

(ii)            the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination with respect to the terminated Facility until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided,

(iii)           the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term for the terminated Facility after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, plus

(iv)           any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in clauses (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the Overdue Rate. As used in clause (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus One Percent (1%). Alternatively, if Lessor does not elect to terminate this Lease, then without termination of Lessee's right to possession of the Leased Property, Lessee shall pay to Lessor, at Lessor's option, as and for agreed damages for such Event of Default, each installment of said Rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, together with interest at the Overdue Rate from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease.

16.4 Receiver. Upon the occurrence of an Event of Default, and upon commencement of proceedings to enforce the rights of Lessor hereunder, Lessor shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Lessor of the Leased Property and any Capital Addition thereto of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

16.5 Lessee's Obligation to Purchase. Upon the occurrence of a Put Event with respect to any Facility, Lessor shall be entitled to require Lessee to purchase the Leased Property of such Facility on the first Minimum Rent Payment Date occurring not less than thirty (30) days after the date specified in a notice from Lessor requiring such purchase for an amount equal to (i) with respect to any Group 1 Facility, the greater of (a) the Minimum Repurchase Price for such Facility and (b) Lessor's Shared Appreciation Purchase Price for such Facility, (ii) with respect to any Group 2 Facility, the greater of (a) the Minimum Repurchase Price of such Facility and (b) the Fair Market Value of such Facility and (iii) with respect to any Group 3 Facility, the Group 3 Facility Put Event Price for such Facility, plus, in either event, all Rent then due and payable (excluding the installment of Minimum Rent due on the purchase date) with respect to such Facility. If Lessor exercises such right, Lessor shall convey the Leased Property of such Facility to Lessee on the date fixed therefor in accordance with the provisions of Article XVIII upon receipt of the purchase price therefor and this Lease shall thereupon terminate with respect to such Facility. Any purchase by Lessee of the Leased Property of a Facility pursuant to this Section shall be in lieu of the damages specified in Section 16.3 with respect to such Facility.

16.6 Waiver. If Lessor initiates judicial proceedings or if this Lease is terminated by Lessor pursuant to this Article with respect to a Facility, Lessee waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

16.7 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default which are made to Lessor rather than Lessee due to the existence of an Event of Default shall be applied to Lessee's obligations in the order which Lessor may determine or as may be prescribed by the laws of the State.

16.8 Facility Operating Deficiencies. On notice or request therefor by Lessor to Lessee, upon the occurrence of a Facility Operating Deficiency specified with particularity in Lessor's notice, and for a period equal to the greater of six (6) months or the time necessary fully to remedy the Facility Operating Deficiency, Lessee shall engage the services of a management company, unaffiliated with Lessee and approved by Lessor, to assume responsibility for management of the applicable Facility for the purpose of taking all steps reasonably necessary to remedy the Facility Operating Deficiency(ies). Pursuant to a written agreement among the management company, Lessee and Lessor, the management company will have complete responsibility for operation of the applicable Facility, subject to Lessee's retaining only such power and authority as shall be required by the State as the minimum level of power and authority to be possessed by the licensed operator of a facility of the type of such Facility in the State. The management company shall provide the following services:

(a)           furnish an on-site, full-time licensed administrator and controller approved by Lessor who shall be an employee of the management company;

(b)           take all steps reasonably necessary to keep such Facility fully licensed by the State, certified as a provider under applicable government reimbursement programs and duly accredited by applicable agencies and bodies;

(c)           perform all of Lessee's obligations hereunder with respect to maintenance and repair of such Facility;

(d)           conduct at the onset of the management company's engagement, and monthly thereafter, reviews and/or audits of Facility operations in at least the following departments and services: patient and resident care, activities and therapy, dietary, medical records, drugs and medicines, supplies, housekeeping and maintenance, and report the results of such reviews and/or audits in writing to Lessor no later than five (5) days after the end of each calendar month;

(e)           immediately upon receipt thereof, deliver to Lessor by overnight courier copies of all communications received from any regulatory agency with respect to such Facility; and

(f)           with respect to the Facility Operating Deficiency(ies) which gave rise to the request to Lessee to engage the management company, prepare and deliver to Lessor within five (5) days after the commencement of the management company's responsibilities at such Facility a comprehensive written report of the nature and extent of the Facility Operating Deficiency(ies) and advise Lessor orally by telephone no later than noon local time on each Friday thereafter as to steps being taken by the management company to remedy the same and the status of any threatened or actual governmental administrative action with respect thereto.

The management company shall have complete access to such Facility, its records, offices and facilities, in order that it may carry out its duties. If Lessee shall fail to designate a management company acceptable to Lessor within five (5) days after receipt of the notice of request therefor, Lessor may designate such management company by further notice to Lessee. Lessee shall be responsible for payment of all fees and expenses reasonably charged and incurred by the management company in carrying out its duties, provided that the management fee chargeable by a management company designated by Lessor, as hereinabove provided, shall not exceed Seven Percent (7%) of Gross Revenues.

16.9 Lessor's Right of Appraisal. Without limiting any other right or remedy of Lessor hereunder, upon the expiration or earlier termination of this Lease with respect to any Facility, and whether or not Lessor has ever declared or given notice to Lessee of an Event of Default, Lessor shall have the right to conduct an appraisal of the Leased Property and all Capital Additions of such Facility in accordance with the appraisal procedures set forth in Article XXXIV in order to determine the negative value, if any, upon the Fair Market Value by reason of any of the following (the "Negative FMV"): (a) any deferred maintenance or other items of repair or replacement of the Leased Property which Lessee has failed to perform or observe in accordance with the terms of this Lease; (b) any then current or prior licensure or certification violations and/or admission holds; and/or (c) any other breach or failure of Lessee to perform or observe its obligations under this Lease; and/or (d) the occupancy level and/or resident mix, patient mix, case mix, or diagnostic related group or acuity mix, as applicable, of such Facility as of the date of termination as compared to the average occupancy level or mix of facilities similar to such Facility and in the same general geographic location. In the event of any such Negative FMV, the cash value thereof, together with the costs and expenses incurred by Lessor in connection with the appraisal procedures pursuant to Article XXXIV, shall be paid by Lessee to Lessor upon demand as an Additional Charge hereunder; provided, however, that (i) if a Replacement Reserve exists for such Facility, the amounts payable by Lessee to Lessor hereunder on account of Negative FMV for such Facility shall first be reduced by the amounts held by Lessor in such Replacement Reserve for such Facility and (ii) Lessee shall not be obligated to pay to Lessor the cash value of any Negative FMV for any Facility if it is determined pursuant to this Section 16.9 that the amount of such Negative FMV for such Facility is less than One Hundred Thousand Dollars ($100,000.00). If it is deteimined pursuant to this Section 16.9 that the amount of the Negative FMV of any Facility is equal to or greater than One Hundred Thousand Dollars ($100,000.00), the entire cash value of such Negative FMV (less any amounts, if any, held by Lessor in a Replacement Reserve for such Facility) shall be paid by Lessee to Lessor upon demand as an Additional Charge hereunder. Notwithstanding anything to the contrary contained in this Section 16.9, in no event shall the provisions of clause (ii) above be deemed to limit any of Lessor's rights or remedies hereunder with respect to the matters described in clauses (a), (b), (c) or (d) above, except to the extent relating to Lessor's right to receive the cash value of the Negative FMV for the applicable Facility. The obligation of Lessee to pay such amount, if any, shall survive the expiration or earlier termination of this Lease with respect to any such Facility.

16.10 Lessor's Security Interest. The parties intend that if an Event of Default occurs under this Lease, Lessor will control Lessee's Personal Property and the Intangible Property so that Lessor or its designee or nominee can operate or re-let each Facility intact for its Primary Intended Use. Accordingly, to implement such intention, and for the purpose of securing the payment and performance obligations of Lessee hereunder, Lessor and Lessee agree as follows:

16.10.1 Lessee, as debtor, hereby grants to Lessor, as secured party, a security interest and an express contractual lien upon all of Lessee's right, title and interest in and to Lessee's Personal Property and in and to the Intangible Property and any and all products, rents, proceeds and profits thereof in which Lessee now owns or hereafter acquires an interest or right, including any leased Lessee's Personal Property (collectively, the "Collateral"). This Lease constitutes a security agreement covering all such Collateral. The security interest granted to Lessor with respect to Lessee's Personal Property in this Section 16.10 is intended by Lessor and Lessee to be subordinate to any security interest granted in connection with the financing or leasing of all or any portion of the Lessee's Personal Property so long as the lessor or financier of such Lessee's Personal Property agrees to give Lessor written notice of any default by Lessee under the terms of such lease or financing arrangement, to give Lessor a reasonable time following such notice to cure any such default and consents to Lessor's written assumption of such lease or financing arrangement upon Lessor's curing of any such defaults. This security agreement and the security interest created herein shall survive the expiration or earlier termination of this Lease with respect to any or all of the Facilities.

16.10.2 Lessee hereby authorizes Lessor to file such financing statements, continuation statements and other documents as may be necessary or desirable to perfect or continue the perfection of Lessor's security interest in the Collateral. In addition, if required by Lessor at any time during the Term, Lessee shall execute and deliver to Lessor, in form reasonably satisfactory to Lessor, additional security agreements, financing statements, fixture filings and such other documents as Lessor may reasonably require to perfect or continue the perfection of Lessor's security interest in the Collateral. In the event Lessee fails to execute any financing statement or other documents for the perfection or continuation of Lessor's security interest, Lessee hereby appoints Lessor as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

16.10.3 Lessee will give Lessor at least thirty (30) days' prior written notice of any change in Lessee's name, identity, jurisdiction of organization or corporate structure. With respect to any such change, Lessee will promptly execute and deliver such instruments, documents and notices and take such actions, as Lessor deems necessary or desirable to create, perfect and protect the security interests of Lessor in the Collateral.

16.10.4 Upon the occurrence of an Event of Default, Lessor shall be entitled to exercise any and all rights or remedies available to a secured party under the Uniform Commercial Code, or available to a lessor under the laws of the State, with respect to Lessee's Personal Property and the Intangible Property, including the right to sell the same at public or private sale.

ARTICLE XVII.

17.1 Lessor's Right to Cure Lessee's Default. If Lessee shall fail to make any payment or to perform any act required to be made or performed hereunder, upon at least thirty (30) days' prior written notice (except in the event of an emergency, in which case no prior notice shall be required) Lessor, without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property and any Capital Addition thereto for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all reasonable costs and expenses, including reasonable attorneys' fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand.

ARTICLE XVIII.

18.1 Purchase of the Leased Property; Rights of Lessee Prior to Closing.

18.1.1 Generally. If Lessee purchases the Leased Property of any Facility from Lessor pursuant to any provision of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate deed or other conveyance conveying the entire interest of Lessor in and to such Leased Property to Lessee free and clear of all encumbrances other than (i) those that Lessee has agreed hereunder to pay or discharge; (ii) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to; (iii) those liens and encumbrances which were in effect on the date of conveyance of such Leased Property to Lessor; and (iv) any other encumbrances permitted hereunder to be imposed on such Leased Property which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid to Lessor or as Lessor may direct in immediately available funds. All expenses of such conveyance, including the cost of title insurance, attorneys' fees incurred by Lessor in connection with such conveyance and release, transfer taxes and recording and escrow fees, shall be paid by Lessee.

18.1.2 Rights of Lessee Prior to Closing. Notwithstanding anything to the contrary in this Lease, or at law or in equity, if Lessee exercises any right or option of Lessee to purchase or acquire the Leased Property of any Facility pursuant to any of the provisions of this Lease, or Lessor shall exercise its right to require Lessee to purchase the Lease Property of any Facility pursuant to Section 16.5 hereof (herein, a "Purchase Right/Obligation Exercise"), the following shall pertain:

(a)            Such Purchase Right/Obligation Exercise (and any purchase or other separate contract formed upon such Purchase Right/Obligation Exercise) shall not under any circumstances cause a termination of this Lease, and this Lease shall remain in full force and effect to and until the consummation of the closing in accordance with the terms thereof;

(b)           Lessee hereby acknowledges and agrees that Lessee shall not under any circumstances be entitled to possession of the Leased Property of any Facility under the terms of any purchase or other separate contract formed upon such Purchase Right/Obligation Exercise until the closing thereof, and that Lessee's possession of the Leased Property of such Facility shall be solely by way of this Lease;

(c)    In no event shall Lessee be deemed a vendee in possession; and

(d)            In the event that an Event of Default shall occur at anytime during the period from such Purchase Right/Obligation Exercise to and until closing, Lessor shall be entitled to exercise any and all rights or remedies available to a landlord against a defaulting tenant, whether at law or equity, including those set forth in Article XVI hereof, and specifically including the right to recover possession of the Leased Property of such Facility through summary proceedings (such as unlawful detainer or other similar action permitted by law), and in no event shall Lessor be required to bring an action for ejectment or any other similar non-expedited proceeding.

ARTICLE XIX.

19.1 Renewal Terms. With respect to each Facility, provided that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, either at the date of exercise or upon the commencement of an Extended Term (as hereunder defined), then Lessee shall have the right to renew this Lease with respect to all (but not less than all) of the Facilities in a Renewal Group for the Extended Term set forth on Exhibit C upon giving written notice to Lessor of such renewal not less than twenty-four (24) months and not more than twenty-seven (27) months prior to the expiration of the then current Term, and delivering to Lessor concurrent with such notice a reaffirmation of the Guaranty executed by Guarantor stating, in substance, that Guarantor's obligations under the Guaranty shall extend to this Lease, as extended by the Extended Term. With respect to each Facility, during each Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect.

Notwithstanding anything to the contrary in this Section 19.1, (i) subject to the terms of clause (ii) below, Lessee may exercise its right to renew the Term of this Lease with respect to less than all of the Facilities in the Renewal Group of which the Group 1 Facilities are a part so long as Lessee concurrently therewith exercises its purchase option with respect to the balance of such Group 1 Facilities in the manner and within the time provided in Article XXXV below, (ii) Lessee may only exercise its right to renew the Term of this Lease for a Group 1 Facility for the Extended Term if, and only if, such Group 1 Facility has an average Cash Flow Coverage of not less than 1.5 for the period of twenty-four (24) months immediately preceding Lessee's exercise of its option to renew hereunder and (iii) Lessor, in its sole discretion, may waive the condition to Lessee's right to renew this Lease that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, have occurred or be continuing, and the same may not be used by Lessee as a means to negate the effectiveness of Lessee's exercise of its renewal right for such Extended Term.

19.2 Lessor's Rights of Renewal and Early Termination. In order to facilitate the transfer of the operations of each Facility to a third party and/or to locate a replacement lessee, Lessor shall have the one time right to either (i) terminate this Lease with respect to any such Facility up to four (4) months early or (ii) extend the Term of this Lease with respect to any such Facility for up to one (1) year. Such right of early termination shall be exercised by Lessor, if at all, by written notice from Lessor to Lessee given not less than sixty (60) days prior to the date Lessor desires to terminate this Lease with respect to any such Facility and stating the date of such termination (which date shall not be earlier than four (4) months prior to the expiration of the Term). In the event that Lessor shall exercise such right of early termination within the time and in the manner herein provided, this Lease shall terminate with respect to the applicable Facility on the date of termination specified in Lessor's notice. Such right of extension shall be exercised by Lessor, if at all, by written notice from Lessor to Lessee given not less than four (4) months prior to the expiration of the Term with respect to such Facility and stating the date through which Lessor is extending the Term of this Lease with respect to such Facility (which date shall not be later than one (1) year after the originally scheduled expiration date). In the event that Lessor shall exercise such right of extension, all of the terms and conditions of this Lease shall continue in full force and effect with respect to such Facility and Lessee shall continue to pay Rent for and during such extension period at the same Minimum Rent rates as were in effect upon the expiration of the originally scheduled Term for such Facility; provided, however, that Lessor shall have the right to terminate this Lease with respect to any such Facility during any such extension period upon not less than sixty (60) days prior written notice to Lessee. In such event, this Lease, as previously extended, shall terminate with respect to such Facility upon the date specified in Lessor's notice of termination.

ARTICLE XX.

20.1 Holding Over. Except as provided in Section 19.2, if Lessee shall for any reason remain in possession of the Leased Property and/or any Capital Additions of a Facility after the expiration or earlier termination of the Term, such possession shall be as a month-to-month tenant during which time Lessee shall pay as Minimum Rent each month twice the sum of (i) monthly Minimum Rent applicable to the prior Lease Year for such Facility, plus (ii) all Additional Charges and all other sums payable by Lessee pursuant to this Lease. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property and/or any Capital Additions of such Facility. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

ARTICLE XXI.

21.1 Letters of Credit. Subject to Section 31.2.4 below, during the entire Term and for sixty (60) days after the expiration or earlier termination of this Lease, Lessee shall have obtained letters of credit from a financial institution satisfactory to Lessor but in any event with (a) not less than $100 Million in net current assets, (b) a financial rating of not less than 60 as rated by Sheshonoff Information Services, Inc. (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and (c) an investment grade rating from each of Standard and Poors Corporation and Moody's Investors Service, naming Lessor as beneficiary to secure Lessee's obligations hereunder and Lessee's and any Affiliate of Lessee's obligations under any other lease or other agreement or instrument with or in favor of Lessor or any Affiliate of Lessor, at the times, in the amounts and for the purposes set forth below. Each letter of credit shall be in substantially the form of Exhibit D hereto. Each letter of credit shall be for a term of not less than one (1) year and irrevocable during that term. Each letter of credit shall provide that it will be honored upon a signed statement by Lessor that Lessor is entitled to draw upon any letter of credit under this Lease, and shall require no signature or statement from any party other than Lessor. No notice to Lessee shall be required to enable Lessor to draw upon the letter of credit. Each letter of credit shall also provide that following the honor of any drafts in an amount less than the aggregate amount of the letter of credit, the financial institution shall return the original letter of credit to Lessor and Lessor's rights as to the remaining amount of the letter of credit will not be extinguished. In the event of a transfer of Lessor's interest in the Leased Property, Lessor shall have the right to transfer the letter of credit to the transferee and thereupon shall, without any further agreement between the parties, be released by Lessee from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the letter of credit to a new Lessor. The letter of credit may be assigned as security in connection with a Facility Mortgage. If the financial institution from which Lessee has obtained a letter of credit shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency act, make an assignment for the benefit of its creditors consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, then Lessee shall obtain a replacement letter of credit within thirty (30) days of such act from another financial institution satisfactory to Lessor.

21.2 Times for Obtaining Letters of Credit. The initial letter of credit shall be obtained and delivered to Lessor on or prior to the execution and delivery of this Lease. The letters of credit covering subsequent periods shall be obtained and delivered to Lessor not less than thirty (30) days prior to the expiration of the then existing letter of credit ("Letter of Credit Date"). The term for each such letter of credit shall begin no later than the expiration date of the previous letter of credit and shall comply with all requirements of this Article XXI.

21.3 Amounts for Letters of Credit. Letters of credit covering each Lease Year during the term shall be in an amount equal to one-half (1/2) of the aggregate annual Allocated Minimum Rent payable by Lessee under this Lease for each of the Group 2 Facilities for the applicable Lease Year (the "Letter of Credit Amount").

21.4 Uses of Letters of Credit. Lessor shall have the right to draw upon a letter of credit up to its full amount whenever (a) an Event of Default hereunder has occurred, (b) an event of default under any other lease or agreement between Lessor or an Affiliate of Lessor and Lessee or an Affiliate of Lessee or under any other letter of credit, guaranty, mortgage, deed of trust, or other instrument now or hereafter executed by Lessee or an Affiliate of Lessee in favor of Lessor or an Affiliate of Lessor has occurred or (c) an event or circumstance has occurred which with notice or passage of time, or both, would constitute an Event of Default hereunder or an event of default under any such other lease, agreement, letter of credit, guaranty, mortgage, deed of trust or other instrument, notwithstanding that transmittal of any such notice may be barred by applicable law. In addition, if Lessee fails to obtain a satisfactory letter of credit prior to the applicable Letter of Credit Date, Lessor may draw upon the full amount of the then existing letter of credit without giving any notice or time to cure to Lessee. No such draw shall (i) cure or constitute a waiver of an Event of Default, (ii) be deemed to fix or determine the amounts to which Lessor is entitled to recover under this Lease or otherwise, or (iii) be deemed to limit or waive Lessor's right to pursue any remedies provided for in this Lease. If all or any portion of a letter of credit is drawn against by Lessor, Lessee shall, within two (2) business days after demand by Lessor, cause the issuer of such letter of credit to issue Lessor, at Lessee's expense, a replacement or supplementary letter of credit in substantially the form attached hereto as Exhibit D such that at all times during the Term, Lessor shall have the ability to draw on one or more letters of credit totaling, in the aggregate, the amount required pursuant to Section 21.3.

ARTICLE XXII.

22.1 Risk of Loss. The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property and any Capital Additions as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and Persons claiming from, through or under Lessor) is assumed by Lessee, and no such event shall entitle Lessee to any abatement of Rent.

ARTICLE XXIII.

23.1 General Indemnification. In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Lessor or Lessee, and without regard to the policy limits of any such insurance, Lessee shall protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys', consultants' and experts' fees and expenses, imposed upon or incurred by or asserted against Lessor by reason of: (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks; (ii) any use, misuse, non-use, condition, maintenance or repair by Lessee of the Leased Property; (iii) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; (iv) the nonperformance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by any party thereunder; (v) any claim for malpractice, negligence or misconduct committed by any Person on or working from the Leased Property; and (vi) the violation of any Legal Requirement. Any amounts which become payable by Lessee under this Article shall be paid within ten (10) days after liability therefor is determined by litigation or otherwise, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit; provided, however, that any legal counsel selected by Lessee to defend Lessor shall be reasonably satisfactory to Lessor. All indemnification covenants are intended to apply to losses, damages, injuries, claims, etc. incurred directly by the indemnified parties and their property, as well as by the indemnifying party or any third party, and their property. For purposes of this Article XXIII, any acts or omissions of Lessee, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Lessee. It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnification obligations.

ARTICLE XXIV.

24.1 Transfers.

24.1.1               Prohibition. Subject to the provisions of Sections 24.1.10, 24.1.11, 24.1.12 and 24.1.13 below, Lessee shall not, without Lessor's prior written consent, which consent may not be unreasonably withheld or delayed, either directly or indirectly or through one or more step transactions or tiered transactions, voluntarily or by operation of law, (i) assign, convey, sell, pledge, mortgage, hypothecate or otherwise encumber, transfer or dispose of all or any part of this Lease or Lessee's leasehold estate hereunder, (ii) Master Sublease all or any part of the Leased Property and/or any Capital Additions of any Facility, (iii) engage the services of any Person that is not an Affiliate of Lessee for the management or operation of more than ten percent (10%) of the Leased Property and/or any Capital Additions of any Facility, (iv) convey, sell, assign, transfer or dispose of any stock or partnership, membership or other interests (whether equity or otherwise) in Lessee (which shall include any conveyance, sale, assignment, transfer or disposition of any stock or partnership, membership or other interests (whether equity or otherwise) in any Controlling Person(s)), if such conveyance, sale, assignment, transfer or disposition results, directly or indirectly, in a change in control of Lessee (or in any Controlling Person(s)), (v) dissolve, merge or consolidate Lessee (which shall include any dissolution, merger or consolidation of any Controlling Person) with any other Person, if such dissolution, merger or consolidation, directly or indirectly, results in a change in control of Lessee or in any Controlling Person(s), (vi) sell, convey, assign, or otherwise transfer all or substantially all of the assets of Lessee (which shall include any sale, conveyance, assignment, or other transfer of all or substantially all of the assets of any Controlling Person) or (vii) enter into or permit to be entered into any agreement or arrangement to do any of the foregoing (each of the aforesaid acts referred to in clauses (i) through (vii) being referred to herein as a "Transfer"). Any Occupancy Arrangement with respect to more than Ten Percent (10%) of any Facility in the aggregate to any Person and/or its Affiliates, directly or indirectly, or through one or more step transactions or tiered transactions, shall be deemed to be a "Master Sublease" hereunder. For any Occupancy Arrangement transaction not requiring the consent of Lessor hereunder (i.e., an Occupancy Arrangement not constituting a Master Sublease or an engagement of a Person and/or its Affiliates, directly or indirectly, to manage not more than ten percent (10%) of any Facility), Lessee shall, within ten (10) days of entering into any such Occupancy Arrangement or management engagement, notify Lessor of the existence of such Occupancy Arrangement or management engagement and the identity of the Occupant or manager, as the case may be, and supply Lessor with a copy of the agreement relating to such Occupancy Arrangement or management engagement and any other related documentation, materials or information reasonably requested by Lessor. Notwithstanding the foregoing or any other provisions of this Lease to the contrary, Lessee acknowledges that it is Lessor's practice not to permit hypothecations or pledges of leasehold interests by its lessees. Accordingly, Lessee hereby agrees that Lessor shall have the right to approve or disapprove of any such hypothecation or pledge of the leasehold estate created hereby by Lessee in Lessor's sole and absolute discretion, and if Lessor shall approve the same Lessor shall be entitled to impose such conditions in connection therewith as Lessor deems appropriate.

24.1.2 Consent.

24.1.2.1                   Subject to the provisions of Sections 24.1.10, 24.1.11, 24.1.12 and 24.1.13 below, prior to any Transfer, Lessee shall first notify Lessor of its desire to do so and shall submit in writing to Lessor: (a) the name of the proposed Occupant, assignee, manager or other transferee; (b) the terms and provisions of the Transfer, including any agreements in connection therewith; and (c) such financial information as Lessor reasonably may request concerning the proposed Occupant, assignee, manager or other transferee. Except as otherwise provided in Sections 24.1.10, 24.1.11, 24.1.12 or 24.1.13 below, Lessor may, as a condition to granting such consent, which consent may not be unreasonably withheld or delayed, and in addition to any other reasonable conditions imposed by Lessor, require that the obligations of any Occupant, assignee, manager or other transferee which is an Affiliate of another Person be guaranteed by its parent or Controlling Person and, except as expressly set forth in Section 24.1.3 below, that any Guaranty of this Lease be reaffirmed by the applicable Guarantor notwithstanding such Transfer. In exercising its right of reasonable approval or disapproval to a proposed Transfer, Lessor shall be entitled to take into account any fact or factor which Lessor reasonably deems relevant to such decision, including the following, all of which are agreed to be reasonable factors for Lessor's consideration:

(i)                The financial strength of the proposed Occupant, assignee, manager or other transferee, including the adequacy of its working capital. In connection with a Transfer resulting from a merger or consolidation to which Summerville Senior Living, Inc., a Delaware corporation ("SSL") is a party, Lessor shall be entitled to compare the Consolidated Net Worth and debt to equity ratio of the surviving party following the effectiveness of such event as compared to the Consolidated Net Worth and debt to equity ratio of Guarantor prior to such event.

(ii)                The operating experience of the proposed Occupant, assignee, manager or other transferee with respect to businesses of the nature, type and size of the applicable Facility.

(iii)                The quality and reputation of the proposed Occupant, assignee, manager or other transferee.

(iv)                Whether such Transfer will cause a breach or violation of any material agreements to which Lessee or any Controlling Person is a party.

(v)                Whether there then exists any Event of Default by Lessee pursuant to this Lease.

Moreover, Lessor shall be entitled to be reasonably satisfied that each and every covenant, condition or obligation imposed upon Lessee by this Lease and each and every right, remedy or benefit afforded Lessor by this Lease is not impaired or diminished by such Transfer. No withholding of consent by Lessor for any reason deemed sufficient by Lessor shall give rise to any claim by Lessee or any other Person or entitle Lessee to terminate this Lease or to any abatement of Rent.

24.1.2.2 In connection with any Transfer, Lessor shall be entitled to receive the applicable Transfer Consideration, if any.

24.1.2.3 The consent by Lessor to any Transfer shall not constitute a consent to any subsequent Transfer or to any subsequent or successive Transfer. Any purported or attempted Transfer contrary to the provisions of this Article shall be void and, at the option of Lessor, shall terminate this Lease.

24.1.3 Release of Existing Lessee and Guarantor Upon Certain  Transfers. Upon the consummation of any Transfer by Lessee that (a) constitutes an assignment of Lessee's interest in this Lease, (b) requires Lessor's prior written consent pursuant to the terms of this Article XXIV, and (c) receives such prior written consent by Lessor, Lessor shall release Lessee and Guarantor from all obligations arising under this Lease and the Guaranty, as applicable, following the effective date of such Transfer, so long as each of the following conditions is met:

(i)            The Consolidated Net Worth of the assignee (if the assignee's stock is not listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market), or the Shareholder's Equity of the assignee (if the assignee's stock is listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market), immediately following the effectiveness of such Transfer shall be greater than an amount equal to the greater of (a) the Consolidated Net Worth of SSL as of the Restatement Date, and (b) the Shareholder's Equity of SSL immediately following a public offering of SSL's stock which constitutes a bona fide public distribution of such stock pursuant to a firm commitment underwriting or a plan of distribution registered under the Securities Act of 1933 and results in such stock being listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market immediately upon the completion of such public offering, if any, in each case as reasonably determined by Lessor.

(ii)            The debt to equity ratio of the assignee following the effectiveness of such Transfer shall be less than an amount equal to the lesser of (a) the debt to equity ratio of SSL as of the Restatement Date and (b) the debt to equity ratio of SSL immediately following a public offering of SSL's stock which constitutes a bona fide public distribution of such stock pursuant to a firm commitment underwriting or a plan of distribution registered under the Securities Act of 1933 and results in such stock being listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market immediately upon the completion of such public offering, if any, in each case as reasonably determined by Lessor. For purposes of this clause (ii), "debt" shall include the capitalized value of any leases required to be capitalized in accordance with GAAP to which SSL and/or such assignee (and/or their consolidated Subsidiaries) are parties and the same shall be demonstrated by financial statements prepared in accordance with GAAP and reasonably satisfactory to Lessor.

(iii)            The assignee shall have adequate experience and skill in (i) operating facilities comparable to the applicable Facility(ies) and (ii) a business of the nature, type and size of the business of SSL immediately prior to the effectiveness of such Transfer, as determined by Lessor in its reasonable discretion.

24.1.4 Attornment and Related Matters. Any Occupancy Arrangement (whether or not the same constitutes a Master Sublease) or management engagement shall be expressly subject and subordinate to all applicable terms and conditions of this Lease and provide that Lessor, at its option and without any obligation to do so, may require any Occupant or manager to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee, as sublessor, licensor or otherwise under such Occupancy Arrangement or management engagement from the time of the exercise of such option to the termination of such Occupancy Arrangement or management engagement and in such case Lessor shall not be liable for any prepaid rents, fees or other charges or for any prepaid security deposits paid by such Occupant to Lessee or for any other prior defaults of Lessee under such Occupancy Arrangement or management engagement. In the event that Lessor shall not require such attornment with respect to any Occupancy Arrangement or management engagement, then such Occupancy Arrangement or management engagement shall automatically terminate upon the expiration or earlier termination of this Lease, including any early termination by mutual agreement of Lessor and Lessee. Furthermore, any Occupancy Arrangement, management engagement or other agreement regarding a Transfer shall expressly provide that the Occupant, assignee, manager or other transferee shall furnish Lessor with such financial, operational or other information about the physical condition of the applicable Facility, including the information required by Section 25.1.2 herein, as Lessor may request from time to time.

24.1.5 Assignment of Lessee's Rights Against Occupant Under a Master Sublease. If Lessor shall consent to a Master Sublease, then the written instrument of consent, executed and acknowledged by Lessor, Lessee and the Occupant thereunder, shall contain a provision substantially similar to the following:

(i)                Lessee and such Occupant hereby agree that, if such Occupant shall be in default of any of its obligations under the Master Sublease, which default also constitutes an Event of Default by Lessee under this Lease, then Lessor shall be permitted to avail itself of all of the rights and remedies available to Lessee against such Occupant in connection therewith.

(ii)                Without limiting the generality of the foregoing, Lessor shall be permitted (by assignment of a cause of action or otherwise) to institute an action or proceeding against such Occupant in the name of Lessee in order to enforce Lessee's rights under the Master Sublease, and also shall be permitted to take all ancillary actions (e.g., serve default notices and demands) in the name of Lessee as Lessor reasonably shall determine to be necessary. Lessee agrees to cooperate with Lessor, and to execute such documents as shall be reasonably necessary, in connection with the implementation of the foregoing rights of Lessor. Lessee expressly acknowledges and agrees that the exercise by Lessor of any of the foregoing rights and remedies shall not constitute an election of remedies, and shall not in any way impair Lessor's entitlement to pursue other rights and remedies directly against Lessee.

24.1.6 Costs. Lessee shall reimburse Lessor for Lessor's reasonable costs and expenses incurred in conjunction with the processing and documentation of any request to Transfer, including attorneys', architects', engineers' or other consultants' fees whether or not such Transfer is actually consummated.

24.1.7 No Release of Lessee's Obligations. Except as expressly set forth in Section 24.1.3 above, no Transfer shall relieve Lessee of its obligation to pay the Rent and to perform all of the other obligations to be performed by Lessee hereunder. Except as expressly set forth in Section 24.1.3 above, the liability of Lessee named herein and any immediate and remote successor in interest of Lessee (i.e., by means of any Transfer), and the due performance of the obligations of this Lease on Lessee's part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease. Except as expressly set forth in Section 24.1.3 above, if any Occupant, assignee, manager or other transferee defaults in any performance due hereunder, Lessor may proceed directly against the Lessee named herein and/or any immediate and remote successor in interest of Lessee without exhausting its remedies against such Occupant, assignee, manager or other transferee.

24.1.8 REIT Protection. Anything contained in this Lease to the contrary notwithstanding, no Transfer shall be consummated on any basis such that, based on the reasonable advice of Lessor's outside counsel, the status of Lessor as a real estate investment trust could be jeopardized because (i) the rental or other amounts to be paid by the Occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the Occupant, assignee, manager or other transferee; (ii) the Transfer is with any Person in which Lessee or Lessor owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (iii) the Transfer is to be consummated with a Person or in a manner which could cause any portion of the amounts received by Lessor pursuant to this Lease or any Occupancy Arrangement to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or which could cause any other income of Lessor to fail to qualify as income described in Section 856(c)(2) of the Code. Lessee shall provide such information as Lessor's outside counsel may reasonably request to provide its advice regarding the foregoing, and in rendering such advice, Lessor's counsel shall be entitled to rely on factual representations from Lessee and Lessor; provided, however, that Lessee shall have no liability therefor if Lessee has provided such information and representations in good faith and after a reasonably diligent review and inquiry of the subject matter thereof.

24.1.9 Transfers In Bankruptcy. In the event of a Transfer pursuant to the provisions of the Bankruptcy Code, all consideration payable or otherwise to be delivered in connection with such Transfer shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any consideration constituting Lessor's property pursuant to the immediately preceding sentence and not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor. For purposes of this Section 24.1.9, the term "consideration" shall mean and include money, services, property and any other thing of value such as payment of costs, cancellation or forgiveness of indebtedness, discounts, rebates, barter and the like. If any such consideration is in a form other than cash (such as in kind, equity interests, indebtedness earn-outs, or other deferred payments, consulting or management fees, etc.) Lessor shall be entitled to receive in cash the then present fair market value of such consideration.

24.1.10 Public Offering/Public Trading. Notwithstanding anything to the contrary in this Article XXIV, Lessor's consent shall not be required in connection with, and the provisions of Section 24.1.2.2 (i.e., payment of Transfer Consideration) shall not apply to, any Transfer of any stock of Lessee or any Controlling Person(s) as a result of a public offering of Lessee's or such Controlling Person's stock which (a) constitutes a bona fide public distribution of such stock pursuant to a firm commitment underwriting or a plan of distribution registered under the Securities Act of 1933 and (b) results in such stock being listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market immediately upon the completion of such public offering. In addition, so long as such stock of Lessee or any such Controlling Person(s) is listed for trading on any such exchange or authorized for quotation on such market, the transfer or exchange of such stock over such exchange or market shall not be deemed a Transfer hereunder unless the same constitutes a tender or similar offer (whether in one transaction or in any step or series of transactions) to acquire an interest in the outstanding and issued securities of Lessee or such Controlling Person(s) that results, directly or indirectly, in a change in control of Lessee or such Controlling Person(s).

24.1.11 Certain Other Transfers. Notwithstanding anything to the contrary in this Article XXIV, but subject to the provisions of Section 24.1.8 above, so long as SSL has other significant assets other than its interest (whether direct or indirect) in this Lease, the Facilities and any other leases of facilities between Lessor or an Affiliate of Lessor and SSL or an Affiliate of Lessee, Lessor shall consent to any Transfer resulting from (a) a sale or transfer of all or substantially all of the outstanding capital stock of SSL or a sale or transfer of all or substantially all of the assets of SSL, in each case to a single purchaser or transferee in a single transaction or (b) a merger, consolidation or stock exchange to which SSL is a party, and the provisions of Section 24.1.2.2 (i.e., payment of Transfer Consideration) shall not apply to such Transfer, so long as each of the following conditions is met:

(i)                 The Consolidated Net Worth of the purchaser or transferee resulting from a Transfer pursuant to clause (a) above or the surviving party resulting from a Transfer pursuant to clause (b) above, as the case may be, following the effectiveness of such event shall be greater than the average Consolidated Net Worth of SSL for the twelve (12) month period immediately prior to the effectiveness of such event, as reasonably determined by Lessor.

(ii)                The debt to equity ratio of the purchaser or transferee resulting from a Transfer pursuant to clause (a) above or the surviving party resulting from a Transfer pursuant to clause (b) above, as the case may be, following the effectiveness of such event shall be less than the average debt to equity ratio of SSL for the twelve (12) month period immediately prior to the effectiveness of such event, as reasonably determined by Lessor. For purposes of this clause (ii), "debt" shall include the capitalized value of any leases required to be capitalized in accordance with GAAP to which SSL and/or such transferee or surviving entity (and/or their consolidated Subsidiaries) are parties and the same shall be demonstrated by financial statements prepared in accordance with GAAP and reasonably satisfactory to Lessor.

(iii)                The purchaser or transferee resulting from a Transfer pursuant to clause (a) above or the other party(s) to the Transfer pursuant to clause (b) above, as the case may be, shall have sufficient operating experience and history with respect to a business of the nature, type and size of the business of SSL as the same exists prior to the effectiveness of such event, as reasonably determined by Lessor. Such purchaser or transferee or other party to such Transfer, as the case may be, shall be deemed to have "sufficient operating experience and history" if, (A) the core management team of such purchaser, transferee or other party, as the case may be, has an average of not less than three (3) years' operating experience with respect to the operation and management of facilities of the type and nature operated and/or managed by SSL and its Subsidiary(ies), or (B) such transferee or purchaser or other party, as the case may be, shall immediately following the effectiveness of such Transfer, and for a period of not less than one (1) year thereafter, retain and/or hire in a full-time management or consulting capacity a majority of the principal officers of SSL who were in the employment of SSL prior to the effectiveness of Transfer.

(iv)                Except in the case of a Transfer as to which such transferee or purchaser or surviving party, as the case may be, assumes the obligations of SSL under the applicable Guaranty as a matter of law, such transferee or purchaser or surviving party shall execute either (A) a written assumption of such Guaranty in form and substance reasonably acceptable to Lessor or (B) a new guaranty of this Lease consistent in form and substance with such Guaranty.

(v)                No Event of Default shall have occurred and be continuing hereunder.

(vi)       [Intentionally Omitted].

(vii)                Lessor shall receive the applicable information required by Section 24.1.2.1(i) with respect to each such proposed Transfer and the proposed purchaser or transferee resulting therefrom.

As used in this Section 24.1.11, "other significant assets" shall mean that SSL has other net current assets, whether direct or indirect, other than its interests (whether direct or indirect) in this Lease, the Facilities and the facilities covered thereby and any other facilities leased by SSL or an Affiliate of SSL from Lessor or an Affiliate of Lessor, which in the aggregate total not less than $10,000,000.00 or represent at least Forty Percent (40%) of the total net current assets of SSL, including its interests (whether direct or indirect) in the Facilities and any other facilities leased by SSL or any Affiliate of SSL from Lessor or an Affiliate of Lessor.

24.1.12 Affiliate Transactions. Notwithstanding anything to the contrary contained in this Article XXIV but subject to the provisions of Section 24.1.8 above, Lessor's consent shall not be required in connection with, and the provisions of Section 24.1.2.2 (i.e., payment of Transfer Consideration) shall not apply to, any assignment of Lessee's interest in this Lease to any Affiliate(s) of Lessee, so long as in connection therewith, each of the following conditions is met:

(a)           In connection with such assignment, there is no change in the use of the Leased Property of any Facility from its Primary Intended Use;

(b)           No Event of Default shall have occurred and be continuing hereunder;

(c)           The assignee shall assume all of the obligations of Lessee hereunder accruing subsequent to the effective date of such assignment by an instrument in writing in form and substance reasonably satisfactory to Lessor. A copy of such executed assumption shall be delivered to Lessor along with the notice specified in clause (e) below;

(d)           Except as expressly set forth in subsection (f) below, the original Lessee shall not be released from any of the obligations of the Lessee hereunder, whether occurring prior to or after the effective date of such transaction, and if requested by Lessor, shall execute a written guaranty of the "Lessee's" obligations under this Lease in a form satisfactory to Lessor. In addition, Guarantor shall not be released from any of its obligations under the Guaranty and shall, if requested by Lessor, execute a written reaffirmation of such Guaranty in a form satisfactory to Lessor; and

(e)             Within ten (10) days after the effectiveness of such transaction, Lessee shall notify Lessor in writing of the occurrence of such event, the effective date thereof, the facts placing the same within the provisions of this Section 24.1.12 and any other change in the address for billings and notices to the Lessee pursuant to this Lease, accompanied by an executed copy of the assumption or written guaranty as required pursuant to this Lease.

(f)    Notwithstanding anything to the contrary contained in this
Section 24.1.12, the original Lessee following an assignment to any Affiliate(s) of Lessee as provided in this Section 24.1.12 shall be released from all obligations under this Lease upon the dissolution or liquidation of such original Lessee.

24.1.13 Transfer Involving Apollo Real Estate Investment Fund. Notwithstanding anything to the contrary contained in this Article XXIV but subject to the provisions of Section 24.1.8 above, Lessor's consent shall not be required in connection with, and the provisions of Section 24.1.2.2 (i.e., payment of Transfer Consideration) shall not apply to, any Transfer resulting from the reduction or elimination of any equity interest held by Apollo Real Estate Investment Fund III, L.P. and/or Apollo Real Estate Investment Fund IV, L.P. in SSL, so long as in connection therewith, each of the following conditions is met:

(a)            Guarantor shall not be released from any of its obligations under the Guaranty and shall, if requested by Lessor, execute a written reaffirmation of such Guaranty in a form satisfactory to Lessor;

(b)            The Consolidated Net Worth of SSL (if SSL's stock is not listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market), or the Shareholder's Equity of SSL (if SSL's stock is listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market), immediately following the effectiveness of such Transfer shall be equal to or greater than an amount equal to the greater of (a) the Consolidated Net Worth of SSL as of the Restatement Date, and (b) the Shareholder's Equity of SSL immediately following a public offering of SSL's stock which constitutes a bona fide public distribution of such stock pursuant to a firm commitment underwriting or a plan of distribution registered under the Securities Act of 1933 and results in such stock being listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market immediately upon the completion of such public offering, if any, in each case as reasonably determined by Lessor;

(c)             The debt to equity ratio of SSL following the effectiveness of such Transfer shall be equal to or less than an amount equal to the lesser of (a) the debt to equity ratio of SSL as of the Restatement Date and (b) the debt to equity ratio of SSL immediately following a public offering of SSL's stock which constitutes a bona fide public distribution of such stock pursuant to a firm commitment underwriting or a plan of distribution registered under the Securities Act of 1933 and results in such stock being listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market immediately upon the completion of such public offering, if any, in each case as reasonably determined by Lessor. For purposes of this clause (iii), "debt" shall include the capitalized value of any leases required to be capitalized in accordance with GAAP to which SSL (and/or its consolidated Subsidiaries) are parties and the same shall be demonstrated by financial statements prepared in accordance with GAAP and reasonably satisfactory to Lessor; and

(d)            The Persons comprising senior management of SSL following the effectiveness of such Transfer shall have adequate experience and skill in (i) operating facilities comparable to the Facilities and (ii) a business of the nature, type and size of the business of SSL immediately prior to the effectiveness of such Transfer, as determined by Lessor in its reasonable discretion.

ARTICLE XXV.

25.1 Officer's Certificates and Financial Statements

25.1.1 Officer's Certificate. At any time and from time to time upon Lessee's receipt of not less than ten (10) days' prior written request by Lessor, Lessee shall furnish to Lessor an Officer's Certificate certifying (i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect as modified and setting forth the modifications; (ii) the dates to which the Rent has been paid; (iii) whether or not, to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Lessee may have knowledge; and (iv) responses to such other questions or statements of fact as Lessor, any ground or underlying lessor, any purchaser or any current or prospective Facility Mortgagee shall reasonably request. Lessee's failure to deliver such statement within such time shall constitute an acknowledgement by Lessee that (x) this Lease is unmodified and in full force and effect except as may be represented to the contrary by Lessor; (y) Lessor is not in default in the performance of any covenant, agreement or condition contained in this Lease; and (z) the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Article may be relied upon by Lessor and any current or prospective Facility Mortgagee, ground or underlying lessor or purchaser of the Leased Property.

25.1.2 Statements. Lessee shall furnish the following statements to Lessor:

(a)            within 120 days after the end of each of Lessee's and Guarantor's fiscal years, a copy of the audited consolidated balance sheets of Lessee, its consolidated Subsidiaries and Guarantor as of the end of such fiscal year, and related audited consolidated statements of income, changes in common stock and other stockholders' equity and changes in the financial position of Lessee, its consolidated Subsidiaries and Guarantor for such fiscal year, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved, such consolidated financial statements to be certified by nationally recognized certified public accountants;

(b)           within 120 days after the end of each of Lessee's and Guarantor's fiscal years, and together with the annual audit report furnished in accordance with clause (a) above, an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

(c)           within thirty (30) days after the end of each month for those months occurring from the Restatement Date to three months after the first month in which the average Cash Flow Coverage for any Facility equals or exceeds 1.3 for such month, all consolidated financial reports Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for such Facility; and thereafter within sixty (60) days after the end of each of Lessee's quarters, all quarterly consolidated financial reports Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for such Facility;

(d)           within 120 days after the end of each of Lessee's fiscal years, a copy of each cost report filed with the appropriate governmental agency for each Facility;

(e)            within thirty (30) days after they are required to be filed with the SEC, copies of any annual reports and of information, documents and other reports, or copies of such portions of any of the foregoing as the SEC may prescribe, which Lessee is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934;

(f)            immediately upon Lessee's receipt thereof, copies of all written communications received by Lessee from any regulatory agency relating to (i) surveys of any Facility for purposes of licensure, Medicare and Medicaid certification and accreditation and (ii) any proceeding, formal or informal, with respect to cited deficiencies with respect to services and activities provided and performed at any Facility, including patient and resident care, patient and resident activities, patient and resident therapy, dietary, medical records, drugs and medicines, supplies, housekeeping and maintenance, or the condition of such Facility, and involving an actual or threatened warning, imposition of a fine or a penalty, or suspension, termination or revocation of such Facility's license to be operated in accordance with its Primary Intended Use;

(g)            within 120 days after the end of each fiscal year of the financial institution issuing the letter of credit required under Article XXI, a copy of the audited consolidated balance sheets of such financial institution as of the end of such fiscal year, and related unaudited consolidated statements of income, changes in common stock and other stockholders equity and changes in the financial position of such financial institution and its consolidated subsidiaries for each such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, such consolidated financial statements to be certified by nationally recognized certified public accountants;

(h)            immediately upon Lessee's receipt thereof, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Leased Property or Lessee's use thereof; and

(i)             with reasonable promptness, such other information respecting (i) the financial and operational condition and affairs of Lessee and each Facility, (ii) the physical condition of the Leased Property and any Capital Addition thereto and (iii) any suspected Transfer, including the then equity or voting ownership in Lessee or in any Controlling Person, in each case as Lessor may reasonably request, in the form of a questionnaire or otherwise, from time to time.

25.1.3 Charges. Lessee acknowledges that the failure to furnish Lessor with any of the certificates or statements required by this Article XXV will cause Lessor to incur costs and expenses not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if Lessee fails to furnish Lessor with any of the certificates or statements required by this Article XXV, Lessee shall pay to Lessor upon demand $1,000 for each such failure as Additional Charges. The parties agree that this charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of Lessee's failure to furnish Lessor with such certificates and statements.

25.1.4 Lessee's Submission of Certificates/Statements. Lessee shall be obligated to furnish Lessor with all certificates and statements required under this Article XXV by (i) delivery of printed copies of the same to Lessor at its address set forth in Article XXXIII below or any other address that Lessor may from time to time designate in writing and (ii) electronic delivery of the same to Lessor at any electronic mail address that Lessor may from time to time designate in writing.

ARTICLE XXVI.

26.1 Lessor's Right to Inspect and Show the Leased Property. Lessee shall permit Lessor and its authorized representatives upon two (2) Business Days' prior notice to (i) inspect the Leased Property of any Facility and any Capital Addition thereto and (ii) exhibit the same to prospective purchasers and lenders, and during the last twelve (12) months of the Term, to prospective lessees or managers, in each instance during usual business hours and subject to any reasonable security, health, safety or confidentiality requirements of Lessee or any Legal Requirement or Insurance Requirement. Lessee shall cooperate with Lessor in exhibiting the Leased Property of any Facility and any Capital Additions thereto to prospective purchasers, lenders, lessees and managers.

ARTICLE XXVII.

27.1 No Waiver. No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Event of Default shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

ARTICLE XXVIII.

28.1 Remedies Cumulative. Each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

ARTICLE XXIX.

29.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any Capital Additions or any part(s) thereof or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

ARTICLE XXX.

30.1 No Merger. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Leased Property or any part(s) thereof.

ARTICLE XXXI.

31.1 Conveyance by Lessor. If Lessor or any successor owner of the Leased Property shall convey the Leased Property other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

31.2 New Lease. Lessor shall have the right, at any time and from time to time during the Term for any purpose, by written notice to Lessee, to require Lessee to execute an amendment to this Lease whereby the Leased Property of one or more Facilities (individually, a "Separated Property" or collectively, the "Separated Properties") is separated and removed from this Lease, and to simultaneously execute a substitute lease with respect to such Separated Property(ies), in which case:

31.2.1 Lessor and Lessee shall execute a new lease (the "New Lease") for such Separated Property(ies), effective as of the date specified in Section 31.2.3. below (the "New Lease Effective Date"), in the same form and substance as this Lease, but with such changes thereto as necessary to reflect the separation of the Separated Property(ies) from the balance of the Leased Property, including specifically the following:

(i) The total monthly Minimum Rent payable under such New Lease shall be the total applicable monthly Allocated Minimum Rent with respect to such Separated Property(ies);

(ii)            All Minimum Rent rental escalations under the New Lease shall be at the times and in the amounts set forth in this Lease for Minimum Rent increases for the applicable Separated Property(ies); and

(iii)           The New Lease shall provide that the lessee thereunder shall be responsible for the payment, performance and satisfaction of all duties, obligations and liabilities arising under this Lease, insofar as they relate to the Separated Property(ies), that were not paid, performed and satisfied in full prior to the effective date of the New Lease (and Lessee under this Lease shall also be responsible for the payment, performance and satisfaction of the aforesaid duties, obligations and liabilities not paid, performed and satisfied in full prior to the effective date of such New Lease).

31.2.2 Lessor and Lessee shall also execute an amendment to this Lease effective as of the New Lease Effective Date reflecting the separation of the Separated Property(ies) from the balance of the Leased Property and making such modifications to this Lease as are necessitated thereby.

31.2.3 In the case of any New Lease that is entered into in accordance with this Section 31.2 such New Lease shall be effective on the date which is the earlier of (i) the date the New Lease is fully executed and delivered by the parties thereto and (ii) the date specified in the written notice from Lessor to Lessee requiring a New Lease as described above, which date shall be no sooner than ten (10) days after the date such notice is issued.

31.2.4 If such Separated Property(ies) is a Group 2 Facility, Lessee's obligation to provide letters of credit in accordance with Article XXI of this Lease shall be segregated so that (a) the applicable Lessee shall be required to provide a letter of credit pursuant to the New Lease, on the same terms and conditions as set forth in this Lease, except that "Letter of Credit Amount" under the New Lease shall mean an amount equal to the then existing Letter of Credit Amount under this Lease (prior to the amendment contemplated in Section 31.2.2 above), times a fraction, the numerator of which is the sum of the then existing annual Allocated Minimum Rent for the Separated Property(ies), and the denominator of which is the sum of the then existing total annual Minimum Rent payable for all Facilities (including the Separated Property(ies)), and (b) the "Letter of Credit Amount" under this Lease (as amended) shall be reduced by the "Letter of Credit Amount" for the New Lease determined in accordance with subsection (a) above. If such Separated Property(ies) is a Group 1 Facility or Group 3 Facility, the applicable Lessee under the New Lease shall have no obligation to provide a letter of credit to secure its obligations thereunder, and the terms of this Section 31.2.4 shall not apply.

31.2.5 Lessee and Lessor shall take such actions and execute and deliver such documents, including without limitation the New Lease and an amendment to this Lease, as are reasonably necessary and appropriate to effectuate the provisions and intent of this Section 31.2.

31.2.6  Each party shall bear its own costs and expenses in connection with any New Lease entered into in accordance with this Section 31.2.

ARTICLE XXXII.

32.1 Quiet Enjoyment. So long as Lessee shall pay the Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property of each Facility for the Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of (i) with respect to the Group 1 Facilities and the Group 2 Facilities, the Original Lease Commencement Date and (ii) with respect to the Group 3 Facilities, the Restatement Date, or created thereafter as permitted under the Original Leases or hereunder or thereafter consented to by Lessee. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right, by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.

ARTICLE XXXIII.

33.1 Notices. Any notice, consent, approval, demand or other communication required or permitted to be given hereunder (a "notice") must be in writing and may be served personally or by U.S. Mail. If served by U.S. Mail, it shall be addressed as follows:

If to Lessor:	Health Care Property Investors, Inc. 3760 Kilroy Airport Way, Suite 300 Long Beach, California 90806 Attn: Legal Department
  Fax: (562) 733-5200

with a copy to:	Latham & Watkins LLP
  650 Town Center Drive, 20th Floor
  Costa Mesa, California 92626
  Attn: David C. Meckler, Esq.
  Fax: (714) 755-8290

If to Lessee:	c/o Summerville Senior Living, Inc. 3000 Executive Parkway, Suite 530 San Ramon, California 94583 Attn: Granger Cobb
  Fax: (925) 866-8506

with a copy to:	Pircher, Nichols & Meeks
  1925 Century Park East, 17th Floor
  Los Angeles, California 90067
  Attn: Gary Laughlin, Esq.
  Fax: (310) 201-8922

Any notice which is personally served shall be effective upon the date of service; any notice given by U.S. Mail shall be deemed effectively given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt. In lieu of notice by U.S. Mail, either party may send notices by facsimile or by a nationally recognized overnight courier service which provides written proof of delivery (such as U.P.S. or Federal Express). Any notice sent by facsimile shall be effective upon confirmation of receipt in legible form, and any notice sent by a nationally recognized overnight courier shall be effective on the date of delivery to the party at its address specified above as set forth in the courier's delivery receipt. Either party may, by notice to the other from time to time in the manner herein provided, specify a different address for notice purposes.

ARTICLE XXXIV.

34.1 Appraiser. If it becomes necessary to determine the Fair Market Value, Fair Market Rental of any Facility for any purpose of this Lease or the Allocated Value for purposes of determining any Transfer Consideration payable to Lessor in connection with a Sale of Business pursuant to this Lease or the Negative FMV for purposes of Section 16.9, the same shall be determined by an independent appraisal firm, in which one or more of the members, officers or principals of such firm are Members of the Appraisal Institute (or any successor organization thereto), as may be reasonably selected by Lessor (the "Appraiser"). Lessor shall cause such Appraiser to determine the Fair Market Value, Fair Market Rental or Allocated Value or Negative FMV of such Facility as of the relevant date (giving effect to the impact, if any, of inflation from the date of the Appraiser's decision to the relevant date) and the determination of such Appraiser shall be final and binding upon the parties. A written report of such Appraiser shall be delivered and addressed to each of Lessor and Lessee. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, an appraisal of Fair Market Value for purposes of this Lease shall take into account and shall give appropriate consideration to all three customary methods of appraisal (i.e., the cost approach, the sales comparison approach and the income approach), and no one method or approach shall be deemed conclusive simply by reason of the nature of Lessor's business or because such approach may have been used for purposes of determining the fair market value of such Facility at the time of acquisition thereof by Lessor. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Except as otherwise provided in Section 16.9, Lessor and Lessee shall each pay one-half of the fees and expenses of the Appraiser and one-half of all other costs and expenses incurred in connection with such appraisal.

ARTICLE XXXV.

35.1 Lessee's Option to Purchase the Leased Property.

35.1.1 Group 1 Facilities. Provided no Event of Default has occurred and is continuing hereunder, Lessee shall have the option to purchase the Leased Property of the Group 1 Facilities, or either of them, upon the expiration of the Fixed Term or the Extended Term for such Group 1 Facilities, at the greater of (i) the Minimum Repurchase Price for such Group 1 Facility(ies) and (ii) Lessor's Shared Appreciation Purchase Price for such Group 1 Facility(ies), provided that in the event Lessee does not elect to purchase both of the Group 1 Facilities pursuant to the terms of this Section, concurrent with Lessee's election to exercise its purchase option hereunder, the Term of this Lease for the remaining Group 1 Facility is extended for the Extended Term in accordance with the terms of Article XIX.

35.1.2 Group 3 Facilities. Provided no Event of Default has occurred and is continuing hereunder, Lessee shall have the option to purchase the Leased Property of all (but not less than all) of the Group 3 Facilities upon the expiration of the tenth (10th) Lease Year for such Group 3 Facilities, for an amount equal to the sum of Group 3 Facility Purchase Price for all of the Group 3 Facilities.

35.1.3 General. Lessee shall exercise the option(s) to purchase the Leased Property set forth in Sections 35.1.1 and/or 35.1.2 above, as applicable, by (i)    opening an escrow (the "Escrow") with and by depositing either (1) cash or (2) a letter of credit from a financial institution and in form in each case acceptable to Lessor, the sum of Two and One-Half Percent (21/2%) of (A) with respect to the Group 1 Facility(ies), the Minimum Repurchase Price and (B) with respect to the Group 3 Facilities, the sum of the Group 3 Facility Purchase Price for all of the Group 3 Facilities (the "Opening Deposit") and a copy of this Lease with a national title company reasonably acceptable to Lessor ("Escrow Holder") and giving written notice to Lessor of such deposit with Escrow Holder no earlier than fifteen (15) months and not less than twelve (12) months prior to the expiration of (x) with respect to the Group 1 Facility(ies), the Fixed Term or the Extended Term, as applicable, and (y) with respect to the Group 3 Facilities, the tenth (10th) Lease Year for such Facilities, and (ii) delivering to Lessor concurrent with such notice a reaffirmation of the Guaranty executed by Guarantors stating, in substance, that Guarantors' obligations under the Guaranty shall extend to the purchase contract formed by Lessor and Lessee upon proper and timely exercise of such option. If Lessee shall not be entitled to exercise such option (e.g., by reason of an Event of Default) or shall be entitled to exercise the same but shall fail to do so within the time and in the manner herein provided, such option shall lapse and thereafter not be exercisable by Lessee. No failure by Lessor to notify Lessee of any defect in any attempted exercise of the foregoing option shall be deemed a waiver by Lessor of the right to insist upon Lessee's exercise of such option in strict accordance with the provisions hereof. In the event that Lessee shall properly and timely exercise such option, then such transaction shall be consummated on or within ten (10) days after the expiration of (i) with respect to the Group 1 Facility(ies), the Fixed Term or the Extended Term, as applicable, and (ii)    with respect to the Group 3 Facilities, the tenth (10th) Lease Year for such Facilities, but in either case subject to any delays resulting from (A) a cause described in Section 45.1.16 below or (B) Lessor's breach of its obligations set forth in this Section 35 (the "Outside Closing Date").

35.2 Defaults.

(a) Liquidated Damages. IF, FOLLOWING A VALID AND PROPER EXERCISE OF THE FOREGOING OPTION(S), LESSEE FAILS TO COMPLETE THE PURCHASE OF THE LEASED PROPERTY AND SUCH FAILURE CONSTITUTES A BREACH HEREOF, THEN LESSOR, AT ITS OPTION, MAY TERMINATE THE PURCHASE CONTRACT FORMED BY LESSEE'S EXERCISE OF SUCH OPTION(S) AND THE ESCROW BY GIVING WRITTEN NOTICE TO LESSEE AND ESCROW HOLDER AND, THEREUPON, THE ESCROW SHALL BE CANCELLED, ALL DOCUMENTS SHALL BE RETURNED TO THE RESPECTIVE PARTIES WHO DEPOSITED THE SAME, AND LESSEE SHALL PAY ALL TITLE AND ESCROW CANCELLATION CHARGES AND ALL OF LESSOR'S REASONABLE LEGAL FEES AND COSTS. IN ADDITION, LESSOR AND LESSEE AGREE THAT, BASED ON THE CIRCUMSTANCES NOW EXISTING, KNOWN OR UNKNOWN, IT WOULD BE EXCESSIVELY COSTLY AND IMPRACTICABLE TO ESTABLISH LESSOR'S DAMAGES BY REASON OF LESSEE'S DEFAULT RESULTING IN A FAILURE OF THE ESCROW TO CLOSE, AND, THEREFORE, LESSOR AND LESSEE AGREE THAT IT WOULD BE REASONABLE TO AWARD LESSOR LIQUIDATED DAMAGES IN THE AMOUNT OF THE OPENING DEPOSIT PLUS ANY ACCRUED INTEREST ON THE OPENING DEPOSIT. BY THEIR RESPECTIVE INITIALS SET FORTH BELOW, LESSOR AND LESSEE ACKNOWLEDGE AND AGREE THAT THE OPENING DEPOSIT, PLUS ANY INTEREST ACCRUED ON THE OPENING DEPOSIT, TOGETHER WITH PAYMENT OF LESSOR'S LEGAL FEES AND COSTS, IS REASONABLE AS LIQUIDATED DAMAGES FOR A DEFAULT OF LESSEE UNDER THE PURCHASE CONTRACT FORMED BY LESSEE'S EXERCISE OF SUCH OPTION THAT RESULTS IN A FAILURE OF THE ESCROW TO CLOSE AND SHALL BE IN LIEU OF ANY OTHER RELIEF, RIGHT OR REMEDY, AT LAW OR IN EQUITY, TO WHICH LESSOR MIGHT OTHERWISE BE ENTITLED BY REASON OF A LESSEE'S DEFAULT THAT RESULTS IN A FAILURE OF THE ESCROW TO CLOSE, BUT NOTHING CONTAINED HEREIN SHALL LIMIT LESSOR'S RIGHTS AND REMEDIES FOR LESSEE'S DEFAULT OCCURRING AFTER THE CLOSE OF ESCROW OR FOR LESSEE'S DEFAULT UNDER THIS LEASE. ESCROW HOLDER IS HEREBY AUTHORIZED AND INSTRUCTED TO RELEASE THE OPENING DEPOSIT PLUS ACCRUED INTEREST THEREON TO LESSOR UPON THE DELIVERY OF UNILATERAL WRITTEN INSTRUCTIONS THEREOF TO ESCROW HOLDER BY LESSOR AND ABSENT ANY OBJECTION ON THE PART OF LESSEE THERETO, AND ESCROW HOLDER IS HEREBY RELIEVED OF ALL LIABILITY THEREFOR. IF LESSEE ATTEMPTS TO INTERFERE WITH THE RELEASE OF ANY SUCH SUMS BY ESCROW HOLDER TO LESSOR, OR COMMENCES ANY ACTION AGAINST LESSOR OR THE LEASED PROPERTY ARISING OUT OF THIS ARTICLE, THEN LESSOR SHALL NOT BE LIMITED IN THE AMOUNT OF DAMAGES IT MAY RECOVER FROM LESSEE.

Lessor's Initials: /s/ EJH

Lessee's Initials:   __________

(b)             Other Defaults by Lessee or its Affiliates. A default under any other lease or other agreement or instrument, including any purchase contract formed upon exercise of any other option, with or in favor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee where such default is not cured within the applicable time

CONSTITUTES A BREACH HEREOF, THEN LESSOR, AT ITS OPTION, MAY TERMINATE THE PURCHASE CONTRACT FORMED BY LESSEE'S EXERCISE OF SUCH OPTION(S) AND THE ESCROW BY GIVING WRITTEN NOTICE TO LESSEE AND ESCROW HOLDER AND, THEREUPON, THE ESCROW SHALL BE CANCELLED, ALL DOCUMENTS SHALL BE RETURNED TO THE RESPECTIVE PARTIES WHO DEPOSITED THE SAME, AND LESSEE SHALL PAY ALL TITLE AND ESCROW CANCELLATION CHARGES AND ALL OF LESSOR'S REASONABLE LEGAL FEES AND COSTS. IN ADDITION, LESSOR AND LESSEE AGREE THAT, BASED ON THE CIRCUMSTANCES NOW EXISTING, KNOWN OR UNKNOWN, IT WOULD BE EXCESSIVELY COSTLY AND IMPRACTICABLE TO ESTABLISH LESSOR'S DAMAGES BY REASON OF LESSEE'S DEFAULT RESULTING IN A FAILURE OF THE ESCROW TO CLOSE, AND, THEREFORE, LESSOR AND LESSEE AGREE THAT IT WOULD BE REASONABLE TO AWARD LESSOR LIQUIDATED DAMAGES IN THE AMOUNT OF THE OPENING DEPOSIT PLUS ANY ACCRUED INTEREST ON THE OPENING DEPOSIT. BY THEIR RESPECTIVE INITIALS SET FORTH BELOW, LESSOR AND LESSEE ACKNOWLEDGE AND AGREE THAT THE OPENING DEPOSIT, PLUS ANY INTEREST ACCRUED ON THE OPENING DEPOSIT, TOGETHER WITH PAYMENT OF LESSOR'S LEGAL FEES AND COSTS, IS REASONABLE AS LIQUIDATED DAMAGES FOR A DEFAULT OF LESSEE UNDER THE PURCHASE CONTRACT FORMED BY LESSEE'S EXERCISE OF SUCH OPTION THAT RESULTS IN A FAILURE OF THE ESCROW TO CLOSE AND SHALL BE IN LIEU OF ANY OTHER RELIEF, RIGHT OR REMEDY, AT LAW OR IN EQUITY, TO WHICH LESSOR MIGHT OTHERWISE BE ENTITLED BY REASON OF A LESSEE'S DEFAULT THAT RESULTS IN A FAILURE OF THE ESCROW TO CLOSE, BUT NOTHING CONTAINED HEREIN SHALL LIMIT LESSOR'S RIGHTS AND REMEDIES FOR LESSEE'S DEFAULT OCCURRING AFTER THE CLOSE OF ESCROW OR FOR LESSEE'S DEFAULT UNDER THIS LEASE. ESCROW HOLDER IS HEREBY AUTHORIZED AND INSTRUCTED TO RELEASE THE OPENING DEPOSIT PLUS ACCRUED INTEREST THEREON TO LESSOR UPON THE DELIVERY OF UNILATERAL WRITTEN INSTRUCTIONS THEREOF TO ESCROW HOLDER BY LESSOR AND ABSENT ANY OBJECTION ON THE PART OF LESSEE THERETO, AND ESCROW HOLDER IS HEREBY RELIEVED OF ALL LIABILITY THEREFOR. IF LESSEE ATTEMPTS TO INTERFERE WITH THE RELEASE OF ANY SUCH SUMS BY ESCROW HOLDER TO LESSOR, OR COMMENCES ANY ACTION AGAINST LESSOR OR THE LEASED PROPERTY ARISING OUT OF THIS ARTICLE, THEN LESSOR SHALL NOT BE LIMITED IN THE AMOUNT OF DAMAGES IT MAY RECOVER FROM LESSEE.

Lessor's Initials:     ___________

Lessee's Initials:      /s/ GC   ____

(b)          Other Defaults by Lessee or its Affiliates. A default under any other lease or other agreement or instrument, including any purchase contract formed upon exercise of any other option, with or in favor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee where such default is not cured within the applicable time period, if any, shall be deemed a default under this Article XXXV and the purchase contract formed upon proper exercise by Lessee of the option herein provided, entitling Lessor, as seller, at its option, to terminate such purchase contract and the Escrow and upon any such termination the Opening Deposit plus all accrued interest thereon shall be paid over to Lessee as provided in Section 35.2(a) above.

(c)            Defaults by Lessor. Subject to the provisions of Article XXXIX, if following a valid and proper exercise of the foregoing option to purchase the Leased Property of the applicable Facility(ies), Lessor fails to complete the sale of the Leased Property of such Facility(ies) at the time required herein, Lessee shall have the right to seek specific performance of the provisions of this Article XXXV.

35.3 Escrow Provisions.
(a)            Opening of Escrow. Escrow shall be deemed open when the Opening Deposit and a copy of this Lease are delivered to Escrow Holder.

(b)            General and Supplemental Instructions. Lessee and Lessor each shall execute, deliver and be bound by such further escrow instructions or other instruments as may be reasonably requested by the other party or by Escrow Holder from time to time, so long as the same are consistent with the provisions of this Lease.

(c)            Disposition of Opening Deposits. Escrow Holder shall hold the Opening Deposit in interest-bearing accounts. All interest earned on the Opening Deposit shall accrue to Lessee's benefit unless Lessor is entitled thereto under Section 35.2(a). With full knowledge that Escrow shall not have closed, Lessee nevertheless agrees to relieve Escrow Holder of all liabilities in making such payment and for any failure to recover said sum in the event that Escrow does not close at anytime thereafter; provided, however, that the foregoing release shall not extend to any willful misconduct by Escrow Holder or any negligent acts by Escrow Holder or other acts by Escrow Holder that are inconsistent with the terms of this Section 35. The Opening Deposit plus interest thereon shall be (i) applied against the purchase price (as herein determined) if Escrow closes, (ii) returned to Lessee in full if Escrow does not close for any reason other than Lessee's default, or (iii) be paid to Lessor as nonrefundable liquidated damages under Section 35.2(a), if Escrow fails to close under the provisions of hereof as a result of Lessee's default.

(d)            Closing Funds. At least one (1) business day before the Close of Escrow (as hereinafter defined), Escrow Holder shall calculate and Lessee shall wire cash into Escrow (using wiring instructions reasonably satisfactory to Escrow Holder) in an amount which, when added to the Opening Deposit and all accrued interest shall equal the purchase price for the Leased Property of the applicable Facility(ies) plus any other sums payable by Lessee pursuant to the provisions hereof.

(e)       Close of Escrow. Escrow shall close on the Outside Closing Date. The term "Close of Escrow" as used in this Article shall mean the time and date that an appropriate deed or other conveyance document conveying Lessor's entire interest in the Leased Property of the applicable Facility(ies), subject to the permitted liens and encumbrances described in Article XVIII hereof, is recorded in appropriate records of the county in which the Leased Property of the applicable Facility(ies) is located. The Outside Closing Date shall not be extended for any reason.

(f)           Closing Costs. The closing costs of consummating the purchase of the Leased Property of the applicable Facility(ies) shall be paid by Lessee as provided in Article XVIII.

35.4 Assurances. At any time within one hundred twenty (120) days of the anticipated date of Close of Escrow, Lessor may request Lessee to provide reasonable assurances that it will be able to consummate the purchase of the Leased Property of the applicable Facility(ies), including that Lessee has a firm, written commitment from a reputable lending institution to finance such purchase and/or has sufficient liquidity to pay any balance of the purchase price owing by Lessee on the date of the Close of Escrow; provided, however, that in no event shall Lessee be entitled to exercise such option conditioned upon Lessee obtaining any such financing. If Lessee does not provide such assurances to Lessor within fifteen (15) days of request therefor, such event shall be considered a default under this Article rendering the exercise of the option to purchase null and void, causing any such option to lapse and entitling Lessor to the liquidated damages set forth in Section 35.2(a), but only if Lessor's request was in writing and stated in capital letters in bold type that Lessee's failure to provide such assurances to Lessor within fifteen (15) days of request therefor would be considered a default under this Article rendering the exercise of the option to purchase null and void, causing any such option to lapse and entitling Lessor to the liquidated damages set forth in Section 35.2(a).

ARTICLE XXXVI.

36.1 Lessor May Grant Liens. Without the consent of Lessee, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any ground lease, mortgage, trust deed, lien, encumbrance or title retention agreement (collectively, an "encumbrance") upon the Leased Property and any Capital Additions or any part(s) or portion(s) thereof or interests therein. This Lease is and at all times shall be subject and subordinate to any such encumbrance which may now or hereafter affect the Leased Property and/or any such Capital Additions or any part(s) or portion(s) thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required; provided, however, that in confirmation of such subordination, Lessee shall execute promptly any certificate or document that Lessor or any ground or underlying lessor, mortgagee or beneficiary may request for such purposes; provided further, however, that any such subjection and subordination of this Lease or Lessee's leasehold interest hereunder to any such encumbrance imposed after the Restatement Date shall be conditioned upon the execution by the holder of such encumbrance and delivery to Lessee of a non-disturbance and attornment agreement in form reasonably satisfactory to Lessor, Lessee and such holder of such encumbrance and which provides, in substance, that so long as no Event of Default has occurred, the holder of such encumbrance shall not disturb either Lessee's leasehold interest or possession of the Leased Property in accordance with the terms hereof. Lessee shall also promptly execute and deliver to Lessor and such holder of such encumbrance such non- disturbance and attornment agreement if requested by Lessor and/or such holder. If, in connection with obtaining financing or refinancing for the Leased Property of any Facility and/or any Capital Additions thereto, a Facility Mortgagee or prospective Facility Mortgagee shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Lessee shall not withhold or delay its consent thereto.

36.2 Attornment. If Lessor's interest in the Leased Property and/or any Capital Additions or any part(s) or portion(s) thereof is sold or conveyed upon the exercise of any remedy provided for in any Facility Mortgage, or otherwise by operation of law: (i) at the new owner's option, Lessee shall attorn to and recognize the new owner as Lessee's Lessor under this Lease or enter into a new lease substantially in the form of this Lease with the new owner, and Lessee shall take such actions to confirm the foregoing within ten (10) days after request; and (ii) the new owner shall not be (a) liable for any act or omission of Lessor under this Lease occurring prior to such sale or conveyance, or (b) subject to any offset, abatement or reduction of rent because of any default of Lessor under this Lease occurring prior to such sale or conveyance.

ARTICLE XXXVII.

37.1 Hazardous Substances. Lessee shall not allow any Hazardous Substance to be located in, on, under or about the Leased Property or incorporated in any Facility; provided, however, that Hazardous Substances may be brought, kept, used or disposed of in, on or about the Leased Property or any Capital Additions of any Facility in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use of such Facility or in connection with the construction of facilities similar to such Facility and which are brought, kept, used and disposed of in strict compliance with Legal Requirements. Lessee shall not allow the Leased Property or any Capital Additions to be used as a waste disposal site or, except as permitted in the immediately preceding sentence, for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance.

37.2 Notices. Lessee shall provide to Lessor promptly, and in any event immediately upon Lessee's receipt thereof, a copy of any notice, or notification with respect to, (i) any violation of a Legal Requirement relating to Hazardous Substances located in, on, or under the Leased Property or any Capital Additions or any adjacent property thereto; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened with respect to the Leased Property or any Capital Additions; (iii) any claim made or threatened by any Person against Lessee or the Leased Property or any Capital Additions relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Leased Property or any Capital Additions, including any complaints, notices, warnings or asserted violations in connection therewith.

37.3 Remediation. If Lessee becomes aware of a violation of any Legal Requirement relating to any Hazardous Substance in, on, under or about the Leased Property or any Capital Additions or any adjacent property thereto, or if Lessee, Lessor or the Leased Property or any Capital Additions becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property and any Capital Additions, Lessee shall immediately notify Lessor of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation. If Lessee fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Lessor shall have the right, but not the obligation, to carry out such action and to recover from Lessee all of Lessor's costs and expenses incurred in connection therewith.

37.4 Indemnity. Lessee shall indemnify, defend, protect, save, hold harmless, and reimburse Lessor for, from and against any and all costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, "Environmental Costs") (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Lessor) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, before or during the Term (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any Hazardous Substances from, in, on or about the Leased Property or any Capital Additions or any part(s) or portion(s) thereof (collectively, "Handling"), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property or any Capital Additions, (ii) the presence of any Hazardous Substances in, on, under or about the Leased Property or any Capital Additions or any part(s) or portion(s) thereof and (iii) the violation of any Legal Requirements (including Environmental Laws). "Environmental Costs" include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual, consequential and punitive damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney's fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing.

Without limiting the scope or generality of the foregoing, Lessee expressly agrees to reimburse Lessor for any and all costs and expenses incurred by Lessor:

(a)            In investigating any and all matters relating to the Handling of any Hazardous Substances, in, on, from, under or about the Leased Property or any Capital Additions or any part(s) or portion(s) thereof;

(b)            In bringing the Leased Property or any Capital Additions into compliance with all Legal Requirements; and

(c)            Removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property or any Capital Additions or any part(s) or portion(s) thereof or offsite.

If any claim is made hereunder, Lessee agrees to pay such claim promptly, and in any event to pay such claim within thirty (30) calendar days after receipt by Lessee of notice thereof. If any such claim is not so paid and Lessor is ultimately found or agrees to be responsible therefore, Lessee agrees also to pay interest on the amount paid from the date of the first notice of such claim, at the Overdue Rate.

37.5 Environmental Inspection. Lessor shall have the right, from time to time, and upon not less than five (5) days' written notice to Lessee, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Leased Property and all Capital Additions or any part(s) or portion(s) thereof at any reasonable time to determine the existence or presence of Hazardous Substances on or about such Leased Property or any such Capital Additions, if Lessor has reasonable belief to suspect that Lessee has not fully complied with the terms of this Article XXXVII. Lessor shall have the right to enter and inspect the Leased Property and all Capital Additions, conduct any testing, sampling and analyses it deems necessary and shall have the right to inspect materials brought into the Leased Property or any such Capital Additions; provided, however, that Lessor shall (i) conduct its activities on the Leased Property or any such Capital Additions pursuant to the terms of this Section 37.5 in a commercially reasonable manner designed to minimize the impact of such activities on Lessee's operation of applicable Facility, (ii) restore the Leased Property and any such Capital Additions to substantially the same condition as existed immediately prior to Lessor's inspection thereof and (iii) indemnify, defend, protect, save, hold harmless, and reimburse Lessee for, from and against any and all loss, cost or expense, including costs and reasonable legal fees, arising out of any damage to persons or property occurring in or about the Leased Property and any such Capital Additions, or any liens filed against the Leased Property or any such Capital Additions, in either case resulting directly from Lessor's inspection of the Leased Property and any such Capital Additions pursuant to the terms of this Section 37.5. Lessor may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith. All costs and expenses incurred by Lessor under this Section shall be paid on demand as Additional Charges by Lessee to Lessor. Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion be intended as a release of any liability for environmental conditions subsequently determined to be associated with or to have occurred during Lessee's tenancy. Lessee shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Lessor conducts an environmental inspection at the termination of the Lease. The obligations set forth in this Article shall survive the expiration or earlier termination of the Lease.

ARTICLE XXXVIII.

38.1 Memorandum of Lease. Lessor and Lessee shall, promptly upon the request of either, enter into one or more short form memoranda of this Lease, in form suitable for recording under the laws of the State. Lessee shall pay all costs and expenses of recording any such memorandum and shall fully cooperate with Lessor in removing from record any such memorandum upon the expiration or earlier termination of the Term with respect to the applicable Facility.

ARTICLE XXXIX.

39.1 Sale of Assets. Notwithstanding any other provision of this Lease, Lessor shall not be required to (i) sell or transfer the Leased Property, or any portion thereof, which is a real estate asset as defined in Section 856(c)(5)(B), or functionally equivalent successor provision, of the Code, to Lessee if Lessor's counsel advises Lessor that such sale or transfer may not be a sale of property described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code or (ii) sell or transfer the Leased Property, or any portion thereof, to Lessee if Lessor's counsel advises Lessor that such sale or transfer could result in an unacceptable amount of gross income for purposes of the Ninety-Five percent (95%) gross income test contained in Section 856(c)(2), or functionally equivalent successor provision, of the Code. If Lessee has the right or obligation to purchase the Leased Property or any portion thereof pursuant to the terms herein, and if Lessor determines not to sell such Leased Property pursuant to the above sentence, then Lessee shall purchase such Leased Property, upon and subject to all applicable terms and conditions set forth in this Lease, including the provisions of Article XXXV, at such time as the transaction, upon the advice of Lessor's counsel, would be a sale of property (to the extent the Leased Property is a real estate asset) described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code, and would not result in an unacceptable amount of gross income for purposes of the Ninety-Five Percent (95%) gross income test contained in Section 856(c)(2), or functionally equivalent successor provision of the Code and until such time Lessee shall lease the Leased Property and all Capital Additions from Lessor at the Fair Market Rental.

ARTICLE XL.

40.1 Subdivision. If the Land is in excess of that which is required to operate any Facility in accordance with its Primary Intended Use, Lessor may, with Lessee's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, subdivide the Land and amend this Lease and the legal description attached hereto as Exhibit A such that the Land contains only so much of the Land as is necessary to operate such Facility in accordance with its Primary Intended Use. If Lessor subdivides the Land relating to any Facility there shall be no change in the Rent payable hereunder. After any such subdivision, Lessee shall have no rights to any land which is no longer part of the Leased Property and Lessor may sell, lease or develop any land which is no longer part of the Leased Property; provided, however, that Lessor will not develop or allow such land to be used for any purpose that would materially adversely affect Lessee's use of such Facility, including, without limitation, as a facility or institution providing services or similar goods to those provided in connection with such Facility and its Primary Intended Use. If Lessor elects to subdivide the Land Lessee shall cooperate with Lessor and take all actions reasonably requested by Lessor to effect such subdivision.

ARTICLE XLI.

41.1 Authority. If Lessee is a corporation, trust, or partnership, Lessee, and each individual executing this Lease on behalf of Lessee, represent and warrant that each is duly authorized to execute and deliver this Lease on behalf of Lessee and shall within thirty (30) days after execution of this Lease deliver to Lessor evidence of such authority satisfactory to Lessor.

ARTICLE XLII.

42.1 Attorneys' Fees. If Lessor or Lessee brings an action or other proceeding (including an arbitration pursuant to Article XLIV) against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable attorneys' fees incurred therein. In addition to the foregoing and other provisions of this Lease that specifically require Lessee to reimburse, pay or indemnify against Lessor's attorneys' fees, Lessee shall pay, as Additional Charges, all of Lessor's reasonable attorneys' fees incurred in connection with the administration or enforcement of this Lease, including attorneys' fees incurred in connection with Lessee's exercise of its option to purchase the Leased Property or renew this Lease for any Extended Term, the review of any letters of credit, the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection therewith, and the collection of past due Rent.

ARTICLE XLIII.

43.1 Brokers. Lessee warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessee shall indemnify, protect, hold harmless and defend Lessor from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessee. Lessor warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessor shall indemnify, protect, hold harmless and defend Lessee from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessor.

ARTICLE XLIV.

44.1 Submission to Arbitration.

44.1.1 Except as provided in Section 44.2 below, any controversy, dispute or claim of whatsoever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort or statute, shall be determined by final and binding, confidential arbitration administered by the American Arbitration Association ("AAA") in accordance with its then-existing Commercial Arbitration Rules by a sole arbitrator selected in accordance with such AAA rules. Any arbitration hereunder shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16 (or any successor legislation thereto), and judgment upon the award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Neither Lessor, Lessee nor the arbitrator shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties; provided, however, that either party may disclose the existence, content or results of any such arbitration to its partners, officers, directors, employees, agents, attorneys and accountants and to any other Person to whom disclosure is required by applicable Legal Requirements, including pursuant to an order of a court of competent jurisdiction. Unless otherwise agreed by the parties, any arbitration hereunder shall be held at a neutral location selected by the arbitrator in the major metropolitan area in the State closest in proximity to the Leased Property. The cost of the arbitrator and the expenses relating to the arbitration (exclusive of legal fees) shall be borne equally by Lessor and Lessee unless otherwise specified in the award of the arbitrator. Such fees and costs paid or payable to the arbitrator shall be included in "costs and reasonable attorneys' fees" for purposes of Article XLII and the arbitrator shall specifically have the power to award to the prevailing party pursuant to such Article XLII such party's costs and expenses incurred in such arbitration, including fees and costs paid to the arbitrator.

44.1.2 The provisions of this Article XLIV shall not apply to:

(a)            Any unlawful detainer or other similar summary or expedited proceeding for ejectment or recovery of possession of the Leased Property and Capital Additions or any portion(s) thereof instituted by Lessor in accordance with applicable Legal Requirements as the result of an Event of Default or alleged Event of Default by Lessee pursuant to this Lease. In addition, if permitted by applicable Legal Requirements, Lessor shall be entitled in connection with any such proceeding to seek any damages to which it is entitled at law, including those set forth in Article XVI.

(b)            Any specific controversy, dispute, question or issue as to which this Lease specifically provides another method of determining such controversy, dispute, question or issue and provides that a determination pursuant to such method is final and binding, unless both Lessor and Lessee agree in writing to waive such procedure and proceed instead pursuant to this Article XLIV.

(c)             Any request or application for an order or decree granting any provisional or ancillary remedy (such as a temporary restraining order or injunction) with respect to any right or obligation of either party to this Lease, and any preliminary determination of the underlying controversy, dispute, question or issue as is required to determine whether or not to grant such relief. A final and binding determination of such underlying controversy, dispute, question or issue shall be made by an arbitration conducted pursuant to this Article XLIV after an appropriate transfer or reference to the arbitrator selected pursuant to this Article XLIV upon motion or application of either party hereto. Any ancillary or provisional relief which is granted pursuant to this clause (c) shall continue in effect pending an arbitration determination and entry of judgment thereon pursuant to this Article XLIV.

ARTICLE XLV.

45.1 Miscellaneous

45.1.1 Survival. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities and indemnities of, Lessee or Lessor arising prior to the expiration or earlier termination of the Term shall survive such expiration or termination. In addition, all claims against, and all liabilities and indemnities hereunder of Lessee shall continue in full force and effect and in favor of the Lessor named herein and its successors and assigns, notwithstanding any conveyance of the Leased Property to Lessee.

45.1.2 Severability. If any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

45.1.3 Non-Recourse. Lessee specifically agrees to look solely to the Leased Property for recovery of any judgment from Lessor. It is specifically agreed that no constituent partner in Lessor or officer, director or employee of Lessor shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Lessee. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor, or any action not involving the personal liability of Lessor. Furthermore, except as otherwise expressly provided herein, in no event shall Lessor ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.

45.1.4 Licenses. Upon the expiration or earlier termination of the Term with respect to any Facility, Lessee shall use its best efforts to transfer to Lessor or Lessor's nominee a fully operational Facility and shall cooperate with Lessor or Lessor's designee or nominee in connection with the processing by Lessor or Lessor's designee or nominee of any applications for all licenses, operating permits and other governmental authorization, all contracts, including contracts with governmental or quasi-governmental entities, business records, data, patient and resident records, and patient and resident trust accounts, which may be necessary or useful for the operation of such Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's designee or nominee. Lessee shall not commit any act or be remiss in the undertaking of any act that would jeopardize the licensure or certification of such Facility, and Lessee shall comply with all requests for an orderly transfer of the same upon the expiration or early termination of the Term. In addition, upon request, Lessee shall promptly deliver copies of all books and records relating to the Leased Property of such Facility and all Capital Additions and operations thereon to Lessor or Lessor's designee or nominee. Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any loss, damage, cost or expense incurred by Lessor or Lessor's designee or nominee in connection with the correction of any and all deficiencies of a physical nature identified by any governmental authority responsible for licensing the Leased Property of any Facility and all Capital Additions thereon in the course of any change of ownership inspection and audit.

45.1.5 Successors and Assigns. This Lease shall be binding upon Lessor and its successors and assigns and, subject to the provisions of Article XXIV, upon Lessee and its successors and assigns.

45.1.6 Termination Date. If this Lease is terminated by Lessor or Lessee under any provision hereof with respect to any one or more (including all, if applicable) of the Facilities, and upon the expiration of the Term applicable to a Facility (collectively, the "termination date"), the following shall pertain:

(i)            Lessee shall vacate and surrender the Leased Property, Lessee's Personal Property and all Capital Additions relating to the applicable Facility to Lessor in the condition required by Section 9.1.4. Prior to such vacation and surrender, Lessee shall remove any items which Lessee is permitted or required to remove hereunder. Lessee shall, at Lessee's cost, repair any damage to such Leased Property and any Capital Additions caused by such vacation and/or removal of any items which Lessee is required or permitted hereunder to remove. Any items which Lessee is permitted to remove but fails to remove prior to the surrender to Lessor of such Leased Property, Lessee's Personal Property and Capital Additions shall be deemed abandoned by Lessee, and Lessor may retain or dispose of the same as Lessor sees fit without claim by Lessee thereto or to any proceeds thereof. If Lessor elects to remove and dispose of any such items abandoned by Lessee, the cost of such removal and disposal shall be an Additional Charge payable by Lessee to Lessor upon demand.

(ii)            Without limiting the provisions of Section 45.1.1 above, upon any such termination or expiration of this Lease with respect to a Facility, the following shall pertain:

(A)            Lessee agrees to defend, protect, indemnify, defend and hold harmless Lessor from and against any and all claims, costs, losses, expenses, damages, actions, and causes of action for which Lessee is responsible under this Lease (including Lessee's indemnification obligations under Articles XXIII and )00(VII) and which accrue or have accrued on or before the termination date.

(B)            Lessee shall remain liable for the cost of all utilities used in or at the Leased Property and any Capital Additions relating to such Facility through the termination date and accrued and unpaid, whether or not then billed, as of the termination date until full payment thereof by Lessee. Lessee shall obtain directly from the companies providing such services closing statements for all services rendered through the termination date and shall promptly pay the same. If any utility statement with respect to such Leased Property and any Capital Additions includes charges for a period partially prior to and partially subsequent to the termination date, such charges shall be prorated as between Lessor and Lessee, with Lessee responsible for the portion thereof (based upon a fraction the numerator of which is the number of days of service on such statement through the termination date and the denominator of which is the total number of days of service on such statement) through the termination date and Lessor shall be responsible for the balance. The party receiving any such statement which requires proration hereunder shall promptly pay such statement and the other party shall, within ten (10) days after receipt of a copy of such statement, remit to the party paying the statement any amount for which such other party is responsible hereunder.

(C)            Lessee shall remain responsible for any and all Impositions imposed against the Leased Property, the Personal Property and any Capital Additions with a lien date prior to the termination date (irrespective of the date of billing therefor) and for its pro rata share of any Impositions imposed in respect of the tax-fiscal period during which the Term terminates as provided in Section 4.1.7, and Lessee shall indemnify and hold Lessor harmless with respect to any claims for such Impositions or resulting from nonpayment thereof.

(D)           Lessee shall (y) execute all documents and take any actions reasonably necessary to (1) cause the transfer to Lessor of all of Lessee's Personal Property and any Capital Additions not owned by Lessor, as provided in Section 6.3 in each case free of any encumbrance, as provided in Section 6.3 and (2) remove this Lease and/or any memorandum hereof as a matter affecting title to the Leased Property as provided in Article XXXVIII and (z) comply with its covenants set forth in Section 45.1.4.

(E)            Lessee shall continue to observe the covenants of Lessee set forth in Sections 7.4.1, 7.4.2 and 7.4.3 and any other covenant or agreement of Lessee in this Lease which is intended to survive the expiration or sooner termination of this Lease.

(F)            Lessee shall remain responsible for and shall promptly pay to Lessor any Additional Charge owed to Lessor pursuant to Section 16.9.

45.1.7 Governing Law. THIS LEASE WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY OF ANY FACILITY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE IN WHICH THE LEASED PROPERTY OF SUCH FACILITY IS LOCATED.

45.1.8 Waiver of Trial by Jury. EACH OF LESSOR AND LESSEE ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES AND THE STATE. EACH OF LESSOR AND LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LESSOR AND LESSEE WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF LESSOR AND LESSEE HEREBY AGREES AND CONSENTS THAT, SUBJECT TO THE PROVISIONS OF ARTICLE XLIV ABOVE, ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

LESSOR'S INITIALS: /s/ EJH___________

LESSEE'S INITIALS: /s/ GC

45.1.9 Lessee Counterclaim and Equitable Remedies. Lessee hereby waives the right to interpose counterclaim in any summary proceeding instituted by Lessor against Lessee or in any action instituted by Lessor for unpaid Rent under this Lease. In the event that Lessee claims or asserts that Lessor has violated or failed to perform a covenant of Lessor not to unreasonably withhold or delay Lessor's consent or approval hereunder, or in any case where Lessor's reasonableness in exercising its judgment is in issue, Lessee's sole remedy shall be an action for specific performance, declaratory judgment or injunction, and in no event shall Lessee be entitled to any monetary damages for a breach of such covenant, and in no event shall Lessee claim or assert any claims for monetary damages in any action or by way of set-off defense or counterclaim, and Lessee hereby specifically waives the right to any monetary damages or other remedies in connection with any such claim or assertion.

45.1.10 Entire Agreement. This Lease, together with the other Transaction Documents, the Exhibits hereto and thereto and such other documents as are contemplated hereunder or thereunder, constitutes the entire agreement of the parties with respect to the subject matter hereof; and may not be changed or modified except by an agreement in writing signed by the parties. Lessor and Lessee hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this Lease. Without limiting the generality of the foregoing, any schedules, abstracts of Original Leases (as well as the Original Leases themselves) and any other materials prepared in connection with this Lease are hereby merged into and revoked by this Lease.

45.1.11 Headings. All titles and headings to sections, subsections, paragraphs or other divisions of this Lease are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto.

45.1.12 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

45.1.13 Joint and Several. If more than one Person is the Lessee under this Lease, the liability of such Persons under this Lease shall be joint and several.

45.1.14 Interpretation. Both Lessor and Lessee have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

45.1.15 Time of Essence. Time is of the essence of this Lease and each provision hereof in which time of performance is established.

45.1.16 Force Majeure. In the event that either Lessor or Lessee is delayed in performing its respective obligations pursuant to this Lease by any cause beyond the reasonable control of the party required to perform such obligation, the time period for performing such obligation shall be extended by a period of time equal to the period of the delay. For purposes of this Lease:

(a)            A cause shall be beyond the reasonable control of a party to this Lease when such cause would affect any person similarly situated (such as power outage, labor strike, Act of God or trucker's strike) but shall not be beyond the reasonable control of such party when peculiar to such party (such as financial inability or failure to order long lead time material sufficiently in advance).

(b)            This Section shall not apply to any obligation to pay money or otherwise perform any financial obligation hereunder.

(c)             In the event of any occurrence which a party believes constitutes a cause beyond the reasonable control of such party and which will delay any performance by such party, such party shall promptly in writing notify the other party of the occurrence and nature of such cause, the anticipated period of delay and the steps being taken by such party to mitigate the effects of such delay. Failure to give such notice promptly, shall deem such occurrence or event not to be a cause beyond the reasonable control of such party.

45.1.17 Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

ARTICLE XLVI.

46.1 Restatement of Original Leases. This Lease amends, consolidates, supersedes and restates in their entirety the Original Leases, and, to the extent applicable, shall constitute an assignment by each lessee under the Original Leases to all parties constituting "Lessee" hereunder, jointly and severally. Lessor and Lessee acknowledge and agree that from and after the Restatement Date, Lessee shall occupy the Leased Property of each Facility pursuant to the Original Leases, as amended, consolidated and restated by this Lease. Notwithstanding the foregoing amendment, consolidation and restatement of the Original Leases, the following obligations of Lessor and Lessee under the Original Leases, prior to amendment hereby, shall be preserved and continue subsequent to such termination:

(i)            The applicable "Lessee" under each Original Lease shall remain responsible for and shall indemnify and hold Lessor harmless from and against any and all claims, liabilities, damages, actions and causes of action, costs and expenses, including attorneys' fees, for which such Person is responsible pursuant to the Original Leases and which accrue or have accrued on or before the Restatement Date. The applicable "Lessor" under each Original Lease shall remain responsible for and shall indemnify and hold the applicable "Lessee" harmless from and against any and all claims, liabilities, damages, actions and causes of action, costs and expenses, including attorneys' fees, for which such Person is responsible pursuant to the Original Leases and which accrue or have accrued on or before the Restatement Date.

(ii)             The applicable "Lessee" under each Original Lease shall remain responsible for all obligations of the lessee under each applicable Original Lease which have accrued on or before the Restatement Date until full and complete payment and/or performance of the same. The applicable "Lessor" under each Original Lease shall remain responsible for all obligations of the lessor under each applicable Original Lease which have accrued on or before the Restatement Date until full and complete payment and/or performance of the same.

46.2 Original Guaranties. The applicable "Guarantor" under each of the Original Guaranties is hereby released from all obligations under such Original Guaranties.

ARTICLE XLVII.

47.1 Provisions. Relating to Master Lease. Lessor and Lessee hereby acknowledge and agree that, except as otherwise expressly provided herein to the contrary, this Lease is and the parties intend the same for all purposes to be treated as a single, integrated and indivisible agreement. Lessor and Lessee acknowledge their desire to amend the terms and conditions of the Original Leases by executing this Master Lease, thereby covering all of the Facilities in a single, integrated and indivisible agreement.

47.2 Treatment of Lease. Lessor and Lessee hereby acknowledge and agree that this Lease shall be treated as an operating lease for all purposes and not as a synthetic lease, financing lease or loan, and that Lessor shall be entitled to all the benefits of ownership of the Leased Property, including depreciation for all federal, state and local tax purposes.

ARTICLE XLVIII.

48.1 Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by their respective officers thereunto duly authorized.

HEALTH CARE PROPERTY				LH ASSISTED LIVING, LLC,
INVESTORS, INC., a Maryland corporation				a Delaware limited liability company

By:	/s/ Edward J. Henning			By:
	Edward J. Henning			Granger Cobb, President
Its:Senior Vice President

WITNESSES				WITNESSES

/s/ Sandra Burg
(signature)				(signature)
Name: Sandra Burg				Name:
(print)				(print)

/s/ Brian J. Maas
	(signature)			(signature)
Name:	Brian J. Maas			Name:

WESTMINSTER HCP, LLC, a Delaware				SUMMERVILLE AT COBBCO, INC.,
limited liability company				a California corporation

By:	HCPI/Tennessee, LLC, a Delaware limited liability company, its Sole Member			By:
Granger Cobb, President and Chief Executive Officer

	By:	Health Care Property Investors, Inc., a Maryland corporation, its Managing Member		WITNESSES

(signature)
		By:	/s/ Edward J. Henning
		Edward J. Henning		Name:
		Its: Senior Vice President		(print)

(signature)

WITNESSES

/s/ Sandra Burg				Name:
(signature)
Name:	Sandra Burg
(print)

/s/ Brian J. Maas
(signature)
Name:	Brian J. Maas

IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by their respective officers thereunto duly authorized.

HEALTH CARE PROPERTY			LH ASSISTED LIVING, LLC,
INVESTORS, INC., a Maryland corporation			a Delaware limited liability company

By:			By:	/s/ Granger Cobb
Granger Cobb, President
Its:

WITNESSES			WITNESSES

/s/ Frank Tsai
	(signature)			(signature)
			Name:	Frank Tsai
Name:				(print)
(print)
/s/ Melanie Werdel
	(signature)			(signature)
Name:			Name: Melanie Werdel

WESTMINSTER HCP, LLC, a Delaware			SUMMERVILLE AT COBBCO, INC.,
limited liability company			a California corporation

By:	HCPI/Tennessee, LLC, a Delaware limited liability company, its Sole Member		By:	/s/ Granger Cobb
Granger Cobb, President and Chief Executive Officer

	By:	Health Care Property Investors, Inc., a Maryland corporation, its Managing Member	WITNESSES

/s/ Frank Tsai
(signature)

	By:		Name:	Frank Tsai
(print)
Its:
/s/ Melanie Werdel
(signature)

WITNESSES
			Name:	Melanie Werdel
(signature)
Name:
(print)

(signature)
Name:

SUMMERVILLE AT HILLSBOROUGH, L.L.C.,
a New Jersey limited liability company

By:	/s/ Granger Cobb
Granger Cobb, President
WITNESSES

/s/ Frank Tsai
(signature)

Name:	Frank Tsai
(print)

/s/ Melanie Werdel
(signature)
Name:	Melanie Werdel

SUMMERVILLE AT OCOEE, INC.,
a Delaware corporation

By:	/s/ Granger Cobb
Granger Cobb, President

WITNESSES

/s/ Frank Tsai
(signature)
Name:	Frank Tsai
(print)

/s/ Melanie Werdel
(signature)
Name:	Melanie Werdel

SUMMERVILLE AT PORT ORANGE, INC.,
a Delaware corporation

By:	/s/ Granger Cobb
Granger Cobb, President

WITNESSES

/s/ Frank Tsai
(signature)

Name:	Frank Tsai
(print)

/s/ Melanie Werdel
(signature)

Name:	Melanie Werdel

SUMMERVILLE AT PRINCE WILLIAM,
INC.,
a Delaware corporation

By:	/s/ Granger Cobb
Granger Cobb, President

WITNESSES

/s/ Frank Tsai
(signature)

Name:	Frank Tsai
(print)

/s/ Melanie Werdel
(signature)

Name:	Melanie Werdel

SUMMERVILLE AT STAFFORD, L.L.C.,
a New Jersey limited liability company

By:	/s/ Granger Cobb
Granger Cobb, President

WITNESSES

/s/ Frank Tsai
(signature)
Name:	Frank Tsai
(print)

/s/ Melanie Werdel
(signature)
Name:	Melanie Werdel

SUMMERVILLE AT VOORHEES, L.L.C.,
a New Jersey limited liability company

By:	/s/ Granger Cobb
Granger Cobb, President

WITNESSES

/s/ Frank Tsai
(signature)
Name:	Frank Tsai
(print)

/s/ Melanie Werdel
(signature)
Name:	Melanie Werdel

SUMMERVILLE AT WESTMINSTER,
INC.,
a Maryland corporation

By:	/s/ Granger Cobb
Granger Cobb, President

WITNESSES

/s/ Frank Tsai
(signature)

Name:	Frank Tsai
(print)

/s/ Melanie Werdel
(signature)

Name:	Melanie Werdel